                                                                 EXHIBIT 10.114

Construction/Installment Purchase and Management Services Contract by and among CSC, the State of Nevada, Department of Human Resources, Nevada Real Property Corporation and Clark & Sullivan construcors -- Rite of Passage, Inc. dated February 12, 1999.

                               TABLE OF CONTENTS
                               -----------------

                                                                          PAGE
RECITALS................................................................     1
ARTICLE 1...............................................................     3

 DEFINITIONS............................................................     3

ARTICLE 2...............................................................     7

 TERM OF CONTRACT.......................................................     7

   Period of Management Agreement.......................................     7
   Period of Purchase Agreement.........................................     8

ARTICLE 3...............................................................     9

 CONSTRUCTION / INSTALLMENT PURCHASE....................................     9

   Facility Design and Construction.....................................     9
   Land Acquisition.....................................................     9
   Cost, Financing and Purchase Price...................................    10
   Installment Purchase Agreement (Lease-Purchase Financing Agreement)..    12
   Equipment, Fixtures and Furnishings..................................    32
   Facility Capacity....................................................    32
   Additional Consideration.............................................    32
   Lease Agreement......................................................    32

ARTICLE 4...............................................................    33

 FACILITY AND EQUIPMENT.................................................    33
   Possession of Facility...............................................    33
   Possession of Moveable Equipment.....................................    33
   Additional Property..................................................    33
   SCD Inventory........................................................    33
   Maintenance..........................................................    33
   Access by State......................................................    34
   Expansion............................................................    34
   Replacement Equipment................................................    34

ARTICLE 5...............................................................    35

 OPERATION OF FACILITY..................................................    35
   General Duties and Obligations.......................................    35
   Custody of Residents.................................................    35
   Operational Plan.....................................................    37
   Security And Control.................................................    38
   Sanitation/Hygiene...................................................    38
   Hygiene Items........................................................    39
   Classification.......................................................    39
   Programs and Services................................................    39
   Work Programs........................................................    44
   Emergency............................................................    44
   Access to Courts and Hearings........................................    44
   Grievance Procedure..................................................    44
   Discipline...........................................................    45
   Laundry..............................................................    45
   Transportation.......................................................    45
   Mail.................................................................    45

   Telephones...........................................................    45
   Food Service.........................................................    45
   Library..............................................................    45
   Volunteer Program....................................................    46
   Visitation...........................................................    46
   Revenue Programs.....................................................    46
   Records Inspection, Audit & Ownership................................    46
   ACA and NCCHC Accreditation..........................................    47
   Telecommunications...................................................    47
   Data Processing Services.............................................    47
   Admission, Orientation, Personal Property and Release................    47

ARTICLE 6...............................................................    47

 EMPLOYEES OF INDEPENDENT CONTRACTOR....................................    47
   Independent Contractor...............................................    47
   Personnel............................................................    48
   Training.............................................................    48
   Vacancies............................................................    49
   Subcontracts and Assignment..........................................    50
   Use of Force.........................................................    50
   Limited Right to Employ..............................................    50

ARTICLE 7...............................................................    50

 CONTRACT MONITORS......................................................    50
   Contract Monitor.....................................................    50
   Construction Monitor Role............................................    51

ARTICLE 8...............................................................    52

 COMPENSATION AND ADJUSTMENTS...........................................    52
   Start-up Period......................................................    52
   Per Diem Rate........................................................    52
   Payment..............................................................    52
   Billing..............................................................    52
   Per Diem Inflation Adjustments.......................................    52
   Compensation for Additional Services.................................    53
   Failure to Agree on Compensation for Additional Services.............    53
   Utilities............................................................    53
   Performance Bond.....................................................    53
   Fiscal Management....................................................    54

ARTICLE 9...............................................................    54

 INDEMNIFICATION AND INSURANCE..........................................    54
   Indemnification......................................................    54
   Insurance............................................................    54

 BUILDER................................................................    55
   Workers' Compensation and Employer's Liability Insurance.............    55
   Commercial General Liability Insurance...............................    56
   Business Automobile Liability Insurance..............................    56
   Umbrella or Excess Liability Insurance...............................    56
   Performance & Payment Bond...........................................    57
   Builders Risk Insurance..............................................    57
   Boiler & Machinery Insurance.........................................    58

 MANAGEMENT CONTRACTOR..................................................    58
   Workers' Compensation and Employer's Liability Insurance.............    58
   Commercial General Liability Insurance...............................    59
   Professional Liability Insurance.....................................    59

   Umbrella or Excess Liability Insurance...............................    60
   Performance Bond.....................................................    60
   Commercial Property & Business Interruption Insurance................    60
   Boiler & Machinery Insurance.........................................    61
   General Requirements.................................................    61
   Evidence of Insurance................................................    62
   Subcontractor Insurance..............................................    63
   Defense/immunity.....................................................    63
   Notice of Claims.....................................................    64

ARTICLE 10..............................................................    64

 DEFAULT AND TERMINATION................................................    64
   Default or Termination...............................................    64
     Notice.............................................................    64
     State Termination Without Cause....................................    64
     State Non-appropriation Without Cause..............................    64
     State Immediate Termination for Cause..............................    64
     Cause Termination for an Event of Default..........................    65
   Time to Cure.........................................................    65
   Force Majeure .......................................................    66
   Remedy for Default or Termination....................................    66
   Waiver...............................................................    66

ARTICLE 11..............................................................    66

 DISPUTES...............................................................    66
   Dispute Resolution...................................................    66

ARTICLE 12..............................................................    67

 MISCELLANEOUS..........................................................    67
   Non-discrimination...................................................    67
   Binding Nature.......................................................    67
   Invalidity and Severability..........................................    67
   Prohibition Against Assignment.......................................    67
   Counterparts.........................................................    67
   Interpretation.......................................................    67
   Terminology and Definitions..........................................    68
   Venue................................................................    68
   Release..............................................................    68
   Amendment............................................................    68
   Scope of Contract....................................................    68
   Jurisdiction.........................................................    68
   Laws of Nevada.......................................................    68
   Liquidated Administrative Adjustments................................    68
   Government Obligations...............................................    69
   Notices..............................................................    69

EXHIBITS AND ATTACHMENTS................................................    72

                      SECURE JUVENILE TREATMENT FACILITY
                      CONSTRUCTION / INSTALLMENT PURCHASE
                       AND MANAGEMENT SERVICES CONTRACT

          THIS CONSTRUCTION / INSTALLMENT PURCHASE AND MANAGEMENT SERVICES CONTRACT, is made on February 2, 1999, effective upon approval by the State Board of Examiners and satisfaction of all conditions expressed herein, by and between the STATE OF NEVADA, DEPARTMENTS OF ADMINISTRATION AND HUMAN RESOURCES, HEREINAFTER REFERRED TO AS "DOA", 209 East Musser Street, Blasdel Building, Room 200, Carson City, Nevada 89701, political subdivisions of the State of Nevada, the NEVADA REAL PROPERTY CORPORATION ("CORPORATION"), a Nevada non-profit corporation, as designated by the office of the State Treasurer, Capitol Building Capitol Complex, Carson City Nevada, 89710, CLARK & SULLIVAN CONSTRUCTORS RITE OF PASSAGE, INC., ("Builder"), a Nevada licensed building contractor design/build team, 905 Industrial Way, Sparks, Nevada 89431, and CORRECTIONAL SERVICES CORPORATION ("CONTRACTOR") a Florida for-profit corporation, 1819 Main Street, Suite 1000, Sarasota, Florida 34236, and incorporates by reference, whether created before, concurrent or after execution and approval, in the subsequent descending order of constructive intent: All EXHIBITS 1 THROUGH 8; and (ATTACHMENT A) the Contractor's RFP Response for sale, design/build and operations of the real property and proposed improvements dated June 30, 1998, and any amendments and/or best and final offer; (ATTACHMENT B) the Builder's best and final offer to develop and construct the Facility on Contractor's site and pursuant to Builder's construction plans, as amended; (ATTACHMENT C) the RFP Amendment(s): No. 1, dated April 27, 1998; No. 2, dated June 18, 1998; No. 3, dated May 22, 1998; (ATTACHMENT D) the RFP No. 1018 dated April 20, 1998; and, (ATTACHMENT E) the executed Indenture of Trust. This entire contract and its component parts shall be construed consistent with the legislative intent of Senate Bill 495 (1997 session). This contract includes jointly or severally enforceable component parts that are hereinafter referred to as: the Design, and Construction Agreement ("CONSTRUCTION AGREEMENT"); and the Installment Purchase Agreement ("PURCHASE AGREEMENT" OR "IP AGREEMENT"); the Facility Lease Agreement ("LEASE AGREEMENT"); and the Management Services Agreement ("MANAGEMENT AGREEMENT"), which collectively shall be referred to as ("AGREEMENT" OR "CONTRACT").

                                   RECITALS

          WHEREAS, DOA, pursuant to Senate Bill 495, 1997 Statutes of Nevada p.2738, as adopted by the 1997 Nevada State Legislature, has the authority to issue a Request for Proposal and enter into a Contract with a private vendor for construction, and/or operation and installment purchase of a secure juvenile correctional facility;

          WHEREAS, DOA, Purchasing Division issued a Request for Proposal No. 1018 for Site Acquisition, Design, Construction and/or Operation of a Secure Juvenile Treatment Facility ("RFP") on April 20, 1998; and

          WHEREAS, Contractor submitted a response to the RFP and has been selected to provide operation services defined herein; and Builder has agreed to develop and construct ON Contractor's site, utilizing the proposed Builder's construction plans, as amended;

          NOW, in consideration of the mutual promises and covenants contained herein, DOA Corporation, Builder and Contractor hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

ACA - means the American Correctional Association.
---

ACA Standards - means the applicable Accreditation Standards for juvenile
-------------
correctional institutions existing upon the effective date of this Contract and as the same may be modified, amended or supplemented in the future, as published by the ACA.

Accreditation - means formal review and approval by agencies which promulgate
-------------
standards and guidelines relating to the delivery of correctional services in juvenile institutions. Specifically included are the accreditation programs of the American Correctional Association and the National Commission on Correctional Health Care.

Additional Services - means those additional operation and management services
-------------------
required to be furnished by Contractor pursuant to post-Contract effective date changes in Standards as defined in this Agreement, which cause a demonstrable increase in the annualized cost of operating and managing the Facility.

Agreement or Contract - means this contract, together with all attachments and
---------------------
exhibits hereto, and all amendments and modifications hereto.

Architect - means the firm named in this Contract which employs or contracts the
---------
services of a legal resident registered architect of Nevada or an individual legal resident architect of Nevada. In the instance of a firm, the term "Architect" shall include the Project Architect.

Authorized Representative - means any person at the time designated in writing
-------------------------
to act for and on behalf of a party to this Agreement, which designation has been furnished to the other party hereto. In the case of Contractor, such designation shall be signed by its President or Chief Executive Officer. In the case of the State, the Director of the Department of Administration is hereby designated as its authorized representative at any time, the Director may designate any additional person(s) as its authorized representative(s) by delivering to Contractor a written designation signed by the Director. Such designation shall remain effective until revoked in writing by the Director.

Biennium - means a State legislative appropriation period of two (2) fiscal
--------
years.

Board - means the Board of Examiners.
-----

Case Worker - means a caseworker and is also known as case manager or social
-----------
worker. The minimum requirements for a caseworker include graduation from a two-year masters level program in social work or counseling and guidance.

Case Work Supervisor - means the supervisor of case workers must be licensed by
--------------------
the State of Nevada to provide professional therapy; e.g. Licensed Clinical Social Worker, Clinical Psychologist.

Codes - means all federal, state and local codes applicable to the Facility.
-----

Construction Monitor - means the person designated by the State who will be the
--------------------
official liaison between the State and Contractor on all matters pertaining to the design and construction of the Facility.

Contract Monitor - means the person designated by the State who will be the
----------------
official liaison between State and Contractor on all matters pertaining to auditing and reporting regarding Contractor's compliance with the terms of this Management Agreement.

Court Orders - mean any orders or judgments issued by a court of competent
------------
jurisdiction, any stipulations, agreements, or plans, entered into in connection with litigation that are applicable to the operations, management or maintenance of the Facility and relate to the care and custody of Residents.

Critical Post - means a Post that is of particular concern due to Facility
-------------
security or safety to the Residents or staff. Each such Post shall be set forth in the Operational Plan and the Staffing Pattern.

Deadly Force - means the use of force which may reasonably result in death or
------------
serious injury. It shall be construed consistent with ACA Standards.

Debt Service - means the required payments towards the retirement of the public
------------
debt created under a Trust Indenture (as defined in Section 3.4) to finance the construction, acquisition, lease and installment purchase of the Facility constructed, equipped and furnished pursuant to the Construction / Installment Purchase Agreement, which total amount may not exceed the debt authorized by SB 495.

Direct Care Worker - means any position which has security, custody and direct
------------------
contact with juveniles as the primary job responsibility. These positions are line level positions. Positions such as counselor, recreation worker, teacher, and supervisor are not considered to satisfy the requirement for direct care worker positions in meeting minimum staffing ratios.

Disability Requirements - means all programs and services must meet all
-----------------------
applicable State and federal requirements for access to and delivery of services to the disabled, including but not limited to the Americans with Disabilities Act and the Individuals with Disabilities Education Act.

Emergency - means any event where the life, health or safety of any Resident or
---------
the general public is threatened by circumstances that exist at the Facility and which circumstances appear, in the sole discretion of the State, to be out of the Contractor's ability to control.

Event of Default - means a breach, bad faith cancellation or the persistent or
----------------
repeated failure or refusal by the party to substantially fulfill any of its obligations under this Contract (the IP Agreement not included), unless excused or justified by this Agreement, Unforeseen Circumstances as defined in this Agreement, or other party's default ("Event of Default" is defined separately in Section 3.4).

Facility - means the Secure Juvenile Treatment Facility to be designed and
--------
constructed in southern Nevada including, without limitation, physical improvements upon the land paid for by either the DOA, Builder, Contractor or the Corporation, including without limitation preliminary and final updated construction plans, studies or surveys related thereto, the land and any easements, appurtenances or other rights to the use of the land, and any furnishings, fixtures, equipment, systems, machines, computers, software, data, files, buildings, vehicles, apparatus or equipment used in connection therewith.

Facility Capacity - means the number of Residents by cell, by dorm and overall
-----------------
capacity who can be located at the Facility as defined or identified in the final construction plans accepted by DOA.

Fiscal Year - means any of the one (1) year periods, beginning on July 1 and
-----------
ending on June 30, used for budgeting purposes by the State of Nevada.

Force Majeure - means the failure of performance of any of the terms and
-------------
conditions (except the IP agreement) resulting from acts of God, acts of public enemies, declared disaster or emergency orders of any kind of the Government of Nevada or the United States of America, or any of their departments, agencies or officials, or any civil or military authority ("Force Majeure" is defined separately in Section 3.4).

Grievance Procedure - means the method by which Residents may address complaints
-------------------
about the conditions of their incarceration to administrative staff.

IEP - means an Individual Education Plan.
---

IP Agreement - means the Installment Purchase Agreement as defined in Article 3,
------------
Section 3.4, including the signature page and the relevant exhibits attached to this contract.

In-Patient Hospital Costs - means those costs incurred upon and during admission
-------------------------
to a hospital licensed by the State of Nevada or another state.

ITP - means an Individual Treatment Plan.
---

Minimum Contractor Payment - means the product of the Per Diem Rate times the
--------------------------
number of Residents as defined in this Management Agreement who are assigned to the Facility for any Resident Day(s) during the billing month according to the daily count sheet for each day of the billing month.

NCCHC Standards - means the applicable Accreditation standards for the juvenile
---------------
correctional institutions specifically, and generally for correctional facility health care services, that exist upon the effective date of this Contract and as the same may be modified, amended or supplemented in the future, as published by the National Commission on Correctional Health Care.

Non-Deadly Force - means the use of force which a reasonable person would not
----------------
expect to result in either death or serious bodily injury.

Operations and Management Services - means those services to be performed by the
----------------------------------
Management Agreement Contractor subsequent to the Services Commencement Date, which identify the expectations, obligations and requirements of this Contract to provide the day-to-day operation, maintenance and management of the Facility, including the Residents housed therein.

Per Diem Rate - means the original Management Agreement negotiated per diem and
-------------
any subsequent adjustments thereto and shall have the meaning more fully set forth in Article 8, "Compensation and Adjustments."

Post - means a work location to be staffed according to an approved Staffing
----
Pattern.

Resident - means any juvenile assigned by the State to the Facility for
--------
incarceration or evaluation, pursuant to applicable laws, rules and regulations of the State of Nevada, or accepted under the State's policy and procedures for housing such juvenile. Resident shall include those accepted under contract between the State and another state, political subdivision or from the federal government.

Resident Day - means the basis for management services billing and is further
------------
defined as each calendar day, or part thereof, during which a Resident is assigned to the Facility and which Resident is counted as present during the daily Resident count, including those assigned Residents that are the responsibility of the Facility, but may be physically located at another location for mental or physical health services, hospitalization, education, or court appearances. When an Resident is assigned at the Facility, the Contractor will be paid the Per Diem Rate for the first day of assignment, but not the last day of the Resident's assignment.

Response - means the Contractor's and Builder's bid proposals offered to DOA
--------
under RFP No. 1018, including any adjustments or amendments and any best and final offer(s) to the original response.

RFP - means the DOA, Purchasing Division Request for Proposal No. 1018 dated
---
April 20, 1998, together with any addenda, attachments, exhibits or amendments thereto.

SCD - means Services Commencement Date which is the first day that any Resident
---         --------------------------
is assigned by the State to the Facility and any one (1) or more Residents are incarcerated by the Contractor at the Facility.

Special Education Teacher - means a special education teacher who must be
-------------------------
credentialed and/or certified by the State of Nevada to teach in special education classrooms and/or provide educational services to children with formal Individual Education Programs.

Standards - means applicable federal and state laws, codes, statutes,
---------
regulations, constitutional requirements, court orders, ACA Standards and NCCHC Standards.

Start Up Period - means the period of time between the effective date of SB 495
---------------
and the Services Commencement Date.

State - means, except in the case of the IP Agreement, the State of Nevada, the
-----
Department of Administration, the Department of Human Resources and the respective divisions, officers, employees, and immune contractors as defined in NRS 41.0307 ("State" is defined separately under Section 3.4).

Subcontract - means any contract between the original Contractor and a third
-----------
party for the provision of items or services which the original Contractor itself has contracted to perform, except purchase orders for standard commercial equipment, products or services.

Teacher - means a teacher who must be credentialed by the State of Nevada to
-------
teach at the high school level. Recreation workers can be used to meet the minimum staffing ratio if they are credentialed as physical education teachers.

Term - means the duration of any or all of the component parts of this
----
Agreement, except the IP Agreement, as specified in Article 2, "Term of Contract" (The "Term" of the IP Agreement is set forth separately in Section 3.4).

Unforeseen Circumstance - means an event, exclusive of Per Diem Rate adjustment
-----------------------
and compensation for additional services as set forth in Article 8, beyond the reasonable contemplation of both parties (a mutual mistake of a material nature) at the time of the execution of this Contract that materially alters the financial conditions or the purpose upon which the Management Agreement is based.

                                   ARTICLE 2
                               TERM OF CONTRACT

Section 2.1  PERIOD OF MANAGEMENT AGREEMENT.  The availability of Section 3.4
             ------------------------------
Financing, a certificate of occupancy of the Facility issued by the proper authority and legislative appropriation shall be conditions precedent to the Management Agreement. The Term of the Management Agreement shall commence upon approval by the State Board of Examiners and shall, in the absence of an intervening termination or non-appropriation, conclude as follows:

     (a) Except for the Facility's land, design, construction, personal property and equipment to be purchased through Debt Service as defined in this Agreement, the Term of the Management Agreement shall be conditioned upon the actual successive biennial appropriations by the Nevada State Legislature, which non-appropriation at any time shall require termination.

     (b) This Management Agreement shall strictly conform to the Federal requirements for a "Qualified Management Contract" as set forth in Internal Revenue Service, Revenue Procedure 97-13 or any subsequent revenue procedure, rule or law. The Term will be controlled by all such revenue procedure requirements, including without limitation:

          (i)    in years one (1) through three (3) the contract shall only be
                          -------------------------
                 terminated for cause or non-appropriation;

          (ii)   a one (1) year contract renewal option in year four (4), which
                   ------------------------------------------------------
                 renewal will be at the sole discretion of the DOA, and if renewed, the contract may be terminated with or without cause or for non-appropriation; and

          (iii)  a second one (1) year renewal option in year five (5), which
                   ----------------------------------------------------
                 renewal will be at the sole discretion of the DOA, and if renewed, the contract may be terminated with or without cause or for non-appropriation.

     (c) If Contractor desires that the contract not be renewed for any anticipated renewal period, Contractor must provide at least 180 days prior written notice. Any failure to provide such prior notice shall be grounds for breach of contract and the State may look to the Contractor, the Performance Bond or both for any resulting damages.

     (d) During year 5 the management contract will be reopened by the State for public bidding for a new qualified management contract to begin in year six
     (6), or otherwise as the State may desire. The Contractor may bid, but there are no assurances that it will be the successful bidder.

     (e) The Per Diem Rate is not negotiable for any renewal period except as otherwise provided for in this Agreement.

     (f) Default and Termination are more fully set forth in Article 10 of this Agreement.

Section 2.2 PERIOD OF PURCHASE AGREEMENT. Construction will commence upon all necessary approvals of this Agreement and all necessary state and local government approvals of the land development project and construction. The period of construction and purchase shall conform to the terms of the accepted Response, and as amended in this Contract, for development and construction, lease and installment purchase as set forth in Section 3.4. The availability of
Section 3.4 Financing is a condition precedent to the Purchase Agreement, the Lease Agreement and the Management Agreement.

                                   ARTICLE 3
                      CONSTRUCTION / INSTALLMENT PURCHASE

Section 3.1  FACILITY DESIGN AND CONSTRUCTION. The Facility will be designed,
             --------------------------------
constructed and equipped on Contractor's site in accordance with the Builder's plans and specifications set forth in Builder's best and final offer to construct the Facility (Attachment B). The Facility shall be constructed as two
(2) 48-bed residential units (totaling 96 beds) and an integrated central core unit, which is designed and equipped to support potential future expansion by two (2) additional 48-bed residential units (total expansion capacity to 192 beds). However, classroom space shall be constructed for 96 students. The Contractor will act as the land developer and the Builder will act as the prime contractor for the design, construction and equipping of the Facility. A post-construction set of as-built UPDATED PLANS AND SPECIFICATIONS shall be approved in writing by DOA prior to final payment of the Construction Agreement, and such Updated Plans and Specifications shall be incorporated into this Agreement as
EXHIBIT 1.

     (a) The Facility will be completed in its entirety and the Service Commencement Date shall NOT BE LATER than 365 days from close of sale of
     Section 3.4 Certificates. Should Builder fail to meet this schedule, liquidated damages of Five Thousand Dollars ($5,000.00) per day may at the State's discretion be assessed for each day this time is exceeded, unless a design change extension for a specific number of days is mutually agreed to in writing.

     (b) Without prior written consent of the Director of DOA, the maximum number of Residents to be housed in the Facility shall be limited to the limit identified for each cell and multi-person dorm on the Facility's updated plans submitted and approved.

     (c) Within sixty (60) days of completion of construction and at no additional cost to State, the Builder will furnish DOA a copy of the as-built plans and specifications and a preliminary title report, showing that title is clear of all liens and encumbrances except those expressly approved in writing by DOA or otherwise evidenced by executed lien releases.

Section 3.2  LAND ACQUISITION. The Facility shall be located on a 13  acre tract
             ----------------
located at NWC Ann Road and Hollywood Blvd., Clark County, Nevada (westerly portion of Assessor's Parcel Number 12327801002). A LEGAL DESCRIPTION of the property and a copy of the TITLE INSURANCE POLICY shall be attached hereto as
EXHIBIT 2 at a time required by the Treasurer's bond counselor or the State.

     (a) Contractor, who has an option to purchase the subject land, will be responsible to obtain and convey by grant, bargain and sale deed to the Corporation clear title to the real property upon which the approved Facility will be built. Contractor shall appear before the Corporation in the recorded chain of title. Pursuant to Section 3.4, the Corporation shall hold insured legal title to the Facility during the term of the IP Agreement with the State of Nevada named as an additional insured. As part of the purchase price Builder will be responsible to obtain all necessary approvals, including without limitation special use permits and other state and local government approvals. Contractor will be responsible to provide for title insurance to the Corporation and the State, as an additional insured, at the time of close of escrow for sale to the Corporation. Escrow shall close the same day as the sale of the Section 3.4 Certificates to the State's securities underwriter. At any time and any manner not inconsistent with Section 3.4 and the Trust Indenture the State may direct the Corporation to convey title to the land and improvements to the State of Nevada.

     (b) Contractor shall be solely responsible to indemnify and defend the State and Corporation against any claims, causes of action or fines, including reasonable attorneys fees and costs, for any Hazardous Wastes or Substances that are discovered on or in the land that pre-existed the conveyance of the land to the State or the Corporation. The term "hazardous wastes or substances" is used herein in its very broadest sense and includes, but is not limited to, petroleum based products, paints and solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, asbestos, PCBs and other chemical products. All parties agree to properly handle and dispose of hazardous wastes or substances in full accord with law and each party agrees to fully indemnify and defend the other, including reasonable attorneys' fees and costs for any wrongful handling or disposal, not the other party's fault, during the respective party's actual possession or entry to the land or Facility.

Section 3.3 COST, FINANCING AND PURCHASE PRICE. Depending upon the terms of the accepted proposal, any development or construction prior to the execution and delivery of the Certificates described in Section 3.4 hereof shall be at the sole risk of the one so acting. Contractor shall be required to remove any title liens or encumbrances with respect to the Project that are deemed by the State to be incompatible with the execution and delivery of such Certificates. Prior to the execution and delivery of such Certificates, the Contractor agrees that the costs of land acquisition shall be an initial responsibility borne by the Contractor. Builder agrees that the costs of development, equipment, furnishings, improvements, and construction shall be an initial responsibility borne by the Builder. The proceeds derived from the execution and delivery of the Certificates pursuant to the IP Agreement shall be the only vehicle for DOA's payment for the purchase price with all development, architects' and construction costs included. The Management Agreement shall not be used to pass on any such costs.

The total Facility costs, which shall be deemed the PURCHASE PRICE of the Facility, shall be: Fourteen Million Seven Hundred Forty-Five Thousand Two Hundred Fifteen and no/100 ($14,745,215.00).

     (a) The State will provide its own long-term, tax-exempt financing for the facility through the execution and delivery of the Certificates. The State intends that the obligation to pay Base Payments (as defined in Section 3.4 hereof) will constitute a GENERAL OBLIGATION DEBT of the State and will be payable from the annual tax imposed for the payment of the obligations of the State from the consolidated bond interest and redemption fund or by other legislative act. The sale of these Certificates will fund a construction account -- the principal and interest of which will be sufficient to meet construction draws as they come due on the project. Project costs will include all of the costs included in the contract with the Contractor, as real estate seller, and Builder, as the design/build team. A reasonable reserve or the sale of additional Certificates for

     State-initiated change orders may be included in or added to the construction account. Change orders not initiated by the State and change orders required to correct errors and omissions in design or constructibility will be the sole obligation of the Builder. Any construction delays, disputes or breach shall not relieve or abate the State's duty to make general obligation Base Payments.

     (b) Funds raised through the sale of the Certificates will be held by the Treasurer or by an independent trust bank, at the State's discretion. The State will invest or direct the investment of these funds as permitted by law. After close of escrow on the purchase, the State will disburse the proceeds of the financing to the Builder based on a no-sooner-than draw schedule provided by the Builder, as amended through negotiation. EXHIBIT 8, BUILDER'S CONSTRUCTION DRAW SCHEDULE. Notwithstanding the draw schedule estimates, payment of project costs are subject to the successful completion of each milestone related to that construction draw. Title and title insurance will be transferred to the State and the Corporation as an additional insured upon close of escrow, and the payment of the first draw, which will occur at close of escrow, will also include payment of the agreed upon site acquisition costs. The State will withhold the retention, which shall appear in the Builder's Construction Draw Schedule, until the Project is delivered free and clear of all liens by subcontractors and other parties performing work under the contract with the State. Retention will be withheld only on construction materials, labor, equipment and subcontractor items. Retention will be withheld at 10% until the Facility is 50% complete. At 50% completion, retention shall be reduced to 5% through Service Commencement Date (SCD).

     (c) The Contractor and Builder shall cooperate with the State and Corporation by providing information and executing those legal documents deemed necessary for the successful completion of the legal and disclosure obligation of the State. Any demonstrable costs of any extraordinary cooperation will be reimbursed.

     (d) In order to limit the State's cost exposure to architectural and engineering design errors and omissions for the Builder's proposed design, as amended, the State requires that the Builder contract directly with Architect for design services and assume full financial responsibility for change orders to the approved design, except for those change orders that are optional and initiated by the State. The Builder will be responsible for recovering any such non-State change order amounts under its contract with the Architect.

     (e) Builder may alter or change participants in its design/build team provided no additional cost is claimed and the Corporation and the State are indemnified and held harmless from any disputes or resulting claims by any current, past, or future design/build team participant. Changes to the team require State consent, which consent shall not be unreasonably withheld.

     (f) The Purchase Price is a guaranteed maximum price with a fixed fee of $656,255 included. Any savings will be split between the State and Builder (50% to each party). The State will have full audit rights for the project.

Section 3.4 INSTALLMENT PURCHASE AGREEMENT ("LEASE-PURCHASE FINANCING AGREEMENT"). On the date of execution and delivery of the Certificates, Contractor shall convey clear and marketable insured title in the Facility to the Corporation in a manner acceptable to the Treasurer and its bond counsel. Contractor shall bear the cost of conveying such title and title insurance to the Corporation, and the State as additional insured. The Corporation shall hold title and hereby grants an unrestricted leasehold to the State in the Facility. The State shall act as the Corporation's general agent to make all financing, spending, design and development decisions and to supervise the construction of the Facility by a construction monitor selected by the State, and the State shall manage and maintain the Facility unless it subcontracts its management and/or maintenance of the Facility to any other management contractor(s). The term of such lease and agency shall continue until the terms of repayment of the Certificates shall have been satisfied. Whereupon, the Corporation shall convey all rights title and interests in the Facility back to the State of Nevada acting by and through the Department of Administration (hereinafter "State"). The Corporation Builder, and the Contractor shall fully cooperate with the State and the Trustee in the execution of any documents required by the State or the Trustee. While the Certificates remain outstanding, the rights and responsibilities of the State, the Corporation, the Builder, the Contractor, and the owners of the Certificates shall conform as follows:

     (a) INSTALLMENT PURCHASE AGREEMENT ("IP AGREEMENT") DEFINITIONS: All words and phrases in this Section 3.4 shall have the same meaning as in this Contract. In construing the IP Agreement, the following definitions shall prevail. In addition, the following terms will have the meanings specified below unless the context clearly requires otherwise:

          Additional Certificates - means any certificates of participation,
          -----------------------
          other than the 1999 Certificates, issued pursuant to the Indenture evidencing proportionate undivided interests in the rights to receive Base Payments.

          Additional Payments - means any redemption premium payable with
          -------------------
          respect to the Certificates, the reasonable and customary expenses (including reasonable attorneys' fees and expenses) and fees of the Trustee in connection with the Certificates, and any taxes or any other expenses including, but not limited to, licenses, permits, state and local sales and use or ownership taxes, recording taxes or property taxes which the Corporation or the Trustee is required to pay as a result of this IP Agreement.

          Agreement Term - means the term of this IP Agreement as determined
          --------------
          pursuant to the terms set forth in this Section 3.4.

          Base Payments - means the payments payable by the State pursuant to
          -------------
          this IP Agreement during the IP Agreement Term, which constitute the principal and interest payments payable by the State for and in consideration of the right to use and the option to purchase the Project during the IP Agreement Term.

          Board - means the State Board of Examiners of the State of Nevada.
          -----

          Bond Act - means the State Securities Law, cited as NRS 349.150
          --------
          through 349.364, as amended.

          Certificates - mean, collectively, the 1999 State of Nevada General
          ------------
          Obligation Certificates and any Additional Certificates issued pursuant to the Indenture.

          Certificate Year - means the period commencing on the date of initial
          ----------------
          delivery of the 1999 Certificates and ending on June 30, 1999, and thereafter the twelve (12) month period of each year commencing on July 1 and ending on the next June 30.

          Code - means the Internal Revenue Code of 1986, as amended.
          ----

          Corporation - means the Nevada Real Property Corporation, a Nevada
          -----------
          nonprofit corporation or other such Nevada nonprofit corporation as the Treasurer shall designate, which shall hold legal title to the facility.

          Event of Default - means one or more events of default as defined in
          ----------------
          this Section 3.4.

          Financing Statements - means the Uniform Commercial Code--Financing
          --------------------
          Statements-Form UCC-1 or any other form acceptable to the Trustee.

          Force Majeure - means, without limitation, the following: acts of God,
          -------------
          strikes, lockouts or other industrial disturbances; acts of public enemies; orders of restraints of any kind of the government of the United States of America or of the State or any of their departments, agencies or officials or any civil or military authority; insurrection; riots; landslides; earthquakes; fires; storms; droughts; floods; explosions; breakage or accidents to machinery, transmission pipes or canals; or any other cause or event not within the control of the State.

          Indenture - means the Trust Indenture between the Corporation and the
          ---------
          Trustee, as amended or supplemented from time to time pursuant to which the Certificates are executed and delivered.

          Independent Counsel - means an attorney duly admitted to practice law
          -------------------
          before the highest court in any state and who is not an employee of the Corporation, the Trustee or the State.

          IP Agreement - means this Installment Purchase Agreement (Lease-
          ------------
          Purchase Financing Agreement) on the date it is approved by the State Board of Examiners, and any amendments or supplements hereto.

          NRS - means the Nevada Revised Statutes.
          ---

          Owners - means the registered owners of the Certificate.
          ------

          1999 Certificates - means the Nevada Real Property Corporation, State
          -----------------
          of Nevada General Obligation Certificates (Secure Juvenile Treatment Facility Project), Series 1999 executed and delivered pursuant to the Indenture in the aggregate principal amount of the Section 3.3 Purchase Price, evidencing proportionate undivided interest in rights to receive Base Payments.

          Participant or Registered Owner - of a Certificate means the
          -------------------------------
          registered owner of any Certificate as shown in the registration books of the Trustee.

          Permitted Encumbrances - means, as of any particular time, (a) liens
          ----------------------
          for taxes and assessments not then delinquent; (b) this IP Agreement and the Indenture; (c) utility, access and other easements and right of way, restrictions and exceptions which do not, in the opinion of the State Representative, interfere with or impair the Project; (d) any Financing Statements filed to perfect security interests pursuant to the Indenture or this IP Agreement; and (e) such minor defects, irregularities, encumbrances and clouds on title as normally exist with respect to property of the general character of the Project and are consented to by the State.

          Project - means the Project generally described in this entire
          -------
          Contract for the Facility, constructed, acquired, installed and equipped with the proceeds of the 1999 Certificates, as may be amended from time to time by the State and the Corporation.

          Project Act - means Senate Bill 495, 1997 Statutes of Nevada p.2738.
          -----------

          Purchase Option Price - means the amount payable, at the option of the
          ---------------------
          State for the purpose of price terminating this IP Agreement and purchasing the Project, which amount shall be equal to the amount then necessary to discharge the Indenture pursuant to the terms of this
          Section 3.4 plus, under either (a) or (b), unpaid fees or expenses payable by the Trustee. At the State's option, amounts then on deposit in any fund created or provided for under the Indenture or this IP Agreement, including without limitation a new appropriation by the Nevada Legislature, except amounts on deposit in the Rebate Fund created under the Indenture or required to be deposited in the Rebate Fund, may be credited toward the Purchase Option Price.

          State - means the State of Nevada.
          -----

          State Representative - means the person or persons at the time
          --------------------
          designated to act on behalf of the State for the purpose of performing any act under this IP Agreement or the Indenture by a written certificate furnished to the Trustee and the Corporation containing the specimen signature of such person or persons and signed on behalf of the State.

          Supplemental Bond Act - means NRS Chapter 348, as amended.
          ---------------------

          Taxes - means annual general (ad valorem) taxes.
          -----

          Treasurer - means the Treasurer of the State of Nevada.
          ---------

          Trustee - means a national banking association designated by the
          -------
          Treasurer, acting in the capacity of the trustee for the Owners pursuant to the Indenture, and any successor thereto appointed under the Indenture.

          Trustee Representative - means the person or persons at the time
          ----------------------
          designated to act on behalf of the Trustee for purposes of performing any act on behalf of the Trustee under the Indenture of this IP Agreement by a written certificate furnished to the State and the Corporation containing the specimen signature of such person or persons and signed on behalf of the Trustee by the duly authorized officer of the Trustee.

     (b) REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE STATE. The State represents, covenants and warrants for the benefit of the Trustee, the Owners and the Corporation as follows:

          (i) The State has duly authorized and taken the necessary acts (including all required approvals) required prior to the execution and delivery of this IP Agreement.

          (ii) Neither the execution and delivery of this IP Agreement or the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof conflicts with or results in a breach of terms, conditions, or provisions of any restriction or any agreement or instrument to which the State is now a party or by which the State is bound or constitutes a default under any of the foregoing, nor conflicts with or results in a violation of any provision of law governing the State, and no representation, covenant or warranty herein is false, misleading or erroneous in any material respect.

          (iii) There is no action, suit, proceeding, inquiry or investigation, at law or equity, before or by any court, public board or body, known to be pending or threatened against or affecting the State, nor to the best of the knowledge of the State is there any basis therefor, wherein an unfavorable decision, ruling or finding would materially and adversely affect the transactions contemplated by the State in connection with this IP Agreement or which would adversely affect, in any way, the validity or enforceability of this IP Agreement or any material agreement or instrument to which the State is a party, used or contemplated for use in the consummation of the transactions contemplated hereby.

          (iv) The State will fully and faithfully perform all the duties and obligations which the Corporation has covenanted and agreed in the Indenture to cause the State to perform and any duties and obligations which the State or the Corporation is required in the Indenture to perform. The foregoing shall not apply to any duty or undertaking of the Corporation which by its nature cannot be delegated or assigned.

     (c) REPRESENTATIONS, COVENANTS AND WARRANTIES OF CORPORATION. The Corporation represents, covenants and warrants for the benefit of the State, the Trustee and the Owners as follows:

          (i) The Corporation is a nonprofit corporation duly created, existing and in good standing under the laws of the State, is duly qualified to do business in the State, has all necessary power to construct, acquire and equip the Project and to enter into this IP Agreement, is possessed of full power to own and hold real and personal property and to agree and sell the same as Corporation, and has duly authorized the execution and delivery of this IP Agreement.

          (ii) Neither the execution and delivery of this IP Agreement or the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof conflicts with or results in a breach of the terms, conditions, or provisions of any restriction or any agreement or instrument to which the Corporation is now party or by which the Corporation is bound or constitutes a default under any of the foregoing, nor conflicts with or results in a violation of any provision of law governing the Corporation, and no representation, covenant or warranty herein is false, misleading or erroneous in any material respect.

          (iii) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, known to be pending or threatened against or affecting the Corporation, nor to the best of the knowledge of the Corporation is there any basis therefor, wherein an unfavorable decision, ruling or finding would materially and adversely affect the transactions contemplated by the Corporation in connection with this IP Agreement or which would adversely affect, in any way, the validity or enforceability of this IP Agreement or any material agreement or instrument to which the IP Agreement is a party, used or contemplated for use in the consummation of the transactions contemplated hereby.

     (d) COMMENCEMENT & TERMINATION OF IP AGREEMENT TERM. The IP Agreement Terms shall commence as of April 1, 1999. The IP Agreement shall terminate upon the earliest of any of the following events:

          (i)   The purchase by the State of the Project as provided in this
          Section 3.4 and the discharge of the Indenture, as is provided in
          Article VI of the Indenture;

          (ii) An Event of Default and termination of the IP Agreement by the Trustee under this Section 3.4; or

          (iii) The date which constitutes the date on which all Base Payments and Additional Payments required hereunder shall have been paid in full.

     Termination of the IP Agreement Term pursuant to (i) or (iii) shall terminate all obligations of the State under this IP Agreement, and shall terminate the State's rights of possession under this IP Agreement (except to the extent of any conveyance to the State pursuant to this Section 3.4).

     (e) ENJOYMENT OF THE PROJECT. The Corporation hereby covenants that the State shall during the IP Agreement Term peaceably and quietly have and hold and enjoy the Project without suit, trouble or hindrance from the Corporation, except as expressly required or permitted by this IP Agreement or the Indenture. The Corporation shall not interfere with the quiet use of enjoyment of the Project by the State during the IP Agreement Term, so long as the IP Agreement Term shall be in effect. The Corporation shall, at the request of the State and at the cost of the State, join and cooperate fully in any legal action in which the State asserts its right to such possession and enjoyment, of which involves the imposition of any taxes or other governmental charges on or in connection with the Project. In addition, the State may at its own expense join in any legal action affecting its possession and enjoyment of the Project, and shall be joined (to the extent legally possible, and at the expense of the State) in any action affecting its liabilities hereunder.

     (f) BASE PAYMENTS. The State shall pay Base Payments directly to the Trustee for distribution to the Owners in accordance with the Indenture during the IP Agreement Term, on the due dates set forth in EXHIBIT 7, the Base Rentals and Purchase Option Price Schedule, attached hereto and made part hereof, as it may be amended hereunder. The Base Payments shall be in the amount, which, together with other moneys available to the Trustee therefor, will enable the Trustee to pay the amount payable on January 1 and July 1 of each year as the principal of (whether at maturity or upon prepayment or acceleration or otherwise) and interest on the Certificates as provided in the Indenture. There shall be credited against the amount of Base Payments otherwise payable hereunder amounts equal to:

          (i) the portion of the proceeds of the sale of the Certificates which is deposited in the Certificate Fund created under the Indenture as accrued interest;

          (ii) earnings derived from the investment of the Certificate Fund during the six-month period prior to the date on which such Base Payments are required to be made to the Trustee, to the extent such earnings are not required to be deposited in the Rebate Fund; and

          (iii) any other moneys required under the Indenture to be deposited in the Certificate Fund. The Base Payments to be paid by the State shall be in consideration for the financing of the acquisition, construction, equipping and use of the Project by the State.

     If the State has performed all of its obligations under this IP Agreement, it will have the option to prepay or provide for the prepayment of the Purchase Option Price on or after July 1, 2009, in full or in part on 45 days notice to the Trustee, at a prepayment price equal to the then applicable redemption price of the Certificates, including any required redemption premium, plus accrued interest to the redemption date, pursuant to the Indenture.

     In the event of any partial prepayment of Certificates prior to maturity, the Base Payments shall be recalculated by the Trustee, so that the installments of Base Payments shall be equal to the amount necessary to pay the principal of and interest components of the Certificates coming due on each January 1 or July 1 thereafter until payment of the Certificates in full, as provided in the Indenture.

     (g) ADDITIONAL PAYMENTS. All Additional Payments shall be paid by the State when due directly to the person to which such Additional Payments are owed. The State may, at the expense and in the name of the State, in good faith contest any such Additional Payments, but shall not be entitled to any offset.

     (h) ADVANCES. In the event that the State shall fail to pay any Additional Payments during the IP Agreement Term, the Trustee may (but shall be under no obligation to) pay such Additional Payments, which Additional Payments, together with interest thereon at the rate of interest borne by the Certificates, the State agrees to reimburse to the Trustee.

     (i) MANNER OF PAYMENT. The Base Payments and, if paid, the Purchase Option Price, shall be paid to the Trustee at its principal corporate trust office. Notwithstanding any dispute between the State and the Corporation, the Trustee, any Owner, or any other person, the State shall, during the IP Agreement Term, make all payments of Base Payments and Additional Payments when due and shall not withhold any Base Payments or Additional Payments pending final resolution of such dispute, nor shall the State assert any right of set-off or counterclaim against its obligation to make such payments required hereunder. No action or inaction on the part of the Corporation or the Trustee shall affect the State's obligation to pay all Base Payments and Additional Payments during the IP Agreement Term.

     (j) DISPOSITION OF BASE PAYMENTS. Upon receipt by the Trustee of each payment of Base Payments, the Trustee shall apply the amount of such Base Payments in the following manner and order:

          (i) FIRST, the amount of such payment of Base Payments designated and paid as interest under EXHIBIT 7, BASE RENTALS AND PURCHASE OPTION PRICE SCHEDULE, attached hereto and made part hereof and as it may be amended hereunder, plus the amount of any post due interest on the Certificates, shall be deposited in the Interest Account of the Certificate Fund.

          (ii) SECOND, the remaining portion of such payment of Base Payments shall be deposited in the Principal Account of the Certificate Fund.

     (k) BASE PAYMENTS GENERAL OBLIGATIONS. All of the Base Payments shall constitute general obligations of the State, which hereby pledges its full faith and credit for their payment pursuant to the Project Act. All Base Payments shall be payable from Taxes or by other legislative act as provided herein.

     (l) LIMITATIONS UPON SECURITY. Pursuant to section, 349.250, Bond Act, the Base Payments are not secured by an encumbrance, mortgage or other pledge of property of the State, including the Project, except the proceeds of Taxes and any other moneys pledged for the Base Payments. No property of the State, including the Project, subject to such exception, shall be liable to be forfeited or taken in payment of the Base Payments.

     (m) CONSOLIDATED BOND FUND. Pursuant to section 349.236, bond Act, payment of the Base Payments shall be made from the Consolidated Bond Fund of the State, under the provisions of NRS 349.080 through 349.140, except to the extent any provision is otherwise made for such payment by the Project Act, other legislative act or this IP Agreement.

     (n) GENERAL TAX LEVIES. There shall be levied in the calendar year 1999 and annually thereafter until all of the Base Payments shall have been fully paid, satisfied and discharged, a Tax on all property, both real and personal, subject to taxation within the boundaries of the State, fully sufficient together with the revenue which will result from the application of the rate to the net proceeds of minerals, to pay the Base Payments, without regard to any statutory tax limitations now or thereafter existing, but subject to the limitations imposed by NRS 361.453, and by Section 2 of
     Article 10 of the Constitution of the State, and after there are made due allowance for probable delinquencies, except to the extent revenues are otherwise available.

     (o) BUDGET PROVISIONS. In the preparation of the budget for the State, the State Legislature shall first make proper provisions through the levy of sufficient Taxes for the payment of the interest on and the retirement of the principal of the bonded indebtedness of the State, including, without limitation, the Base Payments subject to the limitations imposed by Section 2 or Article 10 of the Constitution of the State and by NRS 361.453, and the amount of money necessary for this purpose shall be a first charge against all revenues received by the State.

     (p) PRIORITIES FOR BASE PAYMENTS. As provided in NRS 361.463, in any year the total Taxes levied against the property in the State by all overlapping units within the boundaries of the State may exceed the limitation imposed by NRS 361.453 and it shall become necessary for that reason to reduce the levies made by any of those units, the reduction so made shall be in Taxes levied by such units (including, without limitation, the State) for purposes other than the payment of their bonded indebtedness, including interest thereon. The Taxes levied for the payment of bonded indebtedness and the interest thereon enjoy a priority over taxes levied by each such unit (including, without limitation, the State), for all other purposes where reduction is necessary in order to comply with the limitation imposed by NRS 361.453.

     (q) CORRELATION OF LEVIES. Such Taxes shall be levied and collected in the same manner and at the same time as other Taxes are levied and collected. The proceeds of Taxes levied to pay the interest component of the Base Payments shall be kept by the Treasurer in a special fund designated as the "State of Nevada General Obligation Installment Base Payments Series 1999 Tax Fund--Interest," and the proceeds of Taxes levied to pay the principal component of the Base Payments shall be kept in a special fund designated as the "State of Nevada General Obligation Installment Base Payment Series 1999 Tax Fund--Principal." Such funds shall be used for no other purpose than the payment of interest and principal component of the Base Payments, respectively, as the same become due.

     (r) USE OF GENERAL FUND. Any Base Payments coming due at any time when there are on hand from such Taxes (and any other available moneys) insufficient funds to pay the same shall be promptly paid when due from general funds on hand belonging to the State, reimbursement to be made for such general funds in the amounts so advanced when the Taxes have been collected, pursuant to section 346.242, Bond Act.

     (s) USE OF OTHER FUNDS. Nothing in this IP Agreement prevents the State from applying any funds (other than Taxes) that may be available for that purpose to the payment of the Base Payments, including without limitation any funds described in the Project Act, and upon such payment, the levy or levies herein provided may thereupon to that extent be diminished, pursuant to section 349.244, Bond Act.

     (t) LEGISLATIVE DUTIES. In accordance with sections 349.238 through 349.244, Bond Act, it shall be the duty of the State Legislature, at the time and in the manner provided by law for levying other taxes of the State, if such action shall be necessary to effectuate the provisions of this IP Agreement, to ratify and carry out the provisions of this IP Agreement with reference to the annual levy and collection of such Taxes; and the State Legislature shall require the officers of the State to levy, extend and collect such Taxes in the manner provided by law for the purpose of creating funds for the payment of the Base Payments.

     (u) APPROPRIATION OF TAXES. In accordance with section 349.248, Bond Act, there is specially appropriated the proceeds of such Taxes to the payment of the Base Payments; and such appropriations shall neither be repealed nor such Taxes postponed or diminished (except as otherwise expressly provided) until the Base Payments have been wholly paid.

     (v) LIMITATIONS UPON RECOURSE. Pursuant to section 349.252, Bond Act, no recourse shall be had for the payment of the Base Payments or for any claim based thereon or otherwise upon this IP Agreement, against any individual member of the Board, or any officer, employee or other agent of the State, past, present, or future, either directly or indirectly through the Board, or otherwise, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any penalty, or otherwise, all such liability, if any, being by the acceptance of this IP Agreement and the Certificates specially waived and released.

     (w) LIMITATIONS UPON CONTRACT. The enforceability of the obligations of the State hereunder is subject to the reasonable exercise in the future by the State and its governmental bodies of the police power inherent in the sovereignty of the State and to the exercise by the United States of the powers delegated to it by the United States Constitution.

     (x) DISCLAIMER OF WARRANTIES. NEITHER THE TRUSTEE NOR THE OWNERS MAKE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR USE OF THE PROJECT OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE PROJECT. In no event shall the Trustee or the Owners be liable for any direct or indirect, incidental, special or consequential damages in connection with or arising out of this IP Agreement or the existence, furnishings, functioning or use by the State of any item, product or service provided for herein.

     (y) CORPORATION, STATE AND TRUSTEE REPRESENTATIVE AUTHORITY. Whenever under the provisions hereof the approval of the Corporation, the State or the Trustee is required to take some action at the request of the other, unless otherwise provided, such approval or such request shall be given for the Corporation by the Corporation Representative, for the state by the State Representative, and for the Trustee by the Trustee Representative, and the Corporation, the State and the Trustee shall be authorized to act on any such approval or request.

     (z) STATE ACKNOWLEDGMENT OF THE ASSIGNMENT. The State acknowledges and consents to the assignment by the Corporation to the Trustee, pursuant to the Indenture, of all rights, title and interest of the Corporation in, to and under this IP Agreement with respect to the Base Payments, and to the delegation by the Corporation to the Trustee, pursuant to the Indenture, of all duties of the Corporation under this IP Agreement.

     (aa) FEDERAL TAX MATTERS.

          (i) The IP Agreement Term does not exceed the estimated useful life of the Project.

          (ii) The State will not take or permit, or omit to take or cause to be taken, any action that would adversely affect the exclusion from gross income for federal income tax purposes of the designated interest component of Base Payments payable by the State and, if it should take or permit, or omit to take or cause to be taken, any such action, the State shall take or cause to be taken all lawful actions within its power necessary to rescind or correct such actions or omissions promptly upon having knowledge thereof. The State specifically covenants:

               (1) At least one of the following two conditions will be satisfied: (a.) less than 10% of the proceeds of the Certificates (reduced by costs of issuance and any amounts deposited in any reasonably required reserve fund) will be used directly or indirectly in the business of a person other than a state or governmental unit or (b.) less than 10% of the principal or interest components of the Base Payments is directly or indirectly (x) secured by an interest in property used or to be used in a private business or any interest in payments made with respect to such property or (y) to be derived from payments made with respect to property, or borrowed money, used or to be used in a private business;

               (2) Less than 5% of the proceeds of the Certificates (reduced by costs of issuance and any amounts deposited in any reasonably required reserve fund) will be used by nongovernmental persons for a use unrelated to the Project;

               (3) It will not loan directly or indirectly more than 5% or $5 million (whichever is less) of the proceeds of the Certificates to nongovernmental persons;

               (4) It will not enter into any management contract with respect to the Project unless it obtains an opinion of nationally recognized bond counsel that such management contract will not impair the exclusion form gross income for federal income tax purposes of the interest component of the Base Payments;

               (5) The State and the Corporation acknowledge that the continued exclusion of the interest component of the Base Payments from gross income for federal income tax purposes depends, in part, upon compliance with the arbitrage limitations imposed by Section 148 of the Code. The State and the Corporation covenant that they will comply with all the requirements of Section 148 of the Code, including the rebate requirements and that they shall not permit at any time any of the proceeds of a Loan or other funds of the State to be used, directly or indirectly, to acquire any asset or obligations, the acquisition of which would cause the obligations of the State hereunder to be "arbitrage bonds" for the purposes of Section 148 of the Code; and

               (6) The obligation of the State to make payments of Base Payments are not and shall not be "federally guaranteed" as defined in
               Section 149(b) of the Code.

     (bb) NO REPEAL OF BOND ACT. Pursuant to section 349.256, Bond Act, the faith of the State is hereby pledged that the Project Act, the Bond Act, the Supplemental Bond Act and any other law supplemental or otherwise pertaining thereto, and any other act concerning this IP Agreement or the Taxes, or both, shall neither be repealed nor amended nor otherwise directly or indirectly modified in such a manner as to impair adversely any outstanding Certificates, until all the Certificates have been discharged in full or provision for their payment and redemption has been fully made.

     (cc) CONTINUING DISCLOSURE UNDERTAKING.

          (i) This paragraph (cc) constitutes the written undertaking of the State for the benefit of the Certificate holders (which, for the purposes of this paragraph only, include the beneficial owners of the Certificates); such written undertaking is required in order to allow the Purchaser of the Certificates to comply with Rule 15c2-12 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended, (17 CFR Part 240 (S) 240.15c2-12) (the "Rule").

          (ii) For purposes of this paragraph (cc), following definitions apply:

               (1) Annual Financial Information - means the financial information and operating data with respect to the State contained in the tables identified by asterisk under the heading "TABLES" set forth in the Official Statement delivered at least annually to each Repository pursuant to subparagraph (iii) hereof, including Audited Financial Statements, or if Audited Financial Statements are not available, unaudited financial statements of the State prepared in accordance with Generally Accepted Accounting Principles, followed by Audited Financial Statements as soon a practicable thereafter.

               (2) Audited Financial Statements - means the State's annual financial statements, prepared in accordance with Generally Accepted Accounting Principles and audited by a firm of certified public accountants or the legislative auditor as required by the laws of the State.

               (3) Event Information - means the information delivered pursuant to subparagraph (v) hereof.

               (4) NRMSIR - means each nationally recognized municipal securities information repository recognized by the SEC from time to time pursuant to the Rule.

               (5) Official Statement - means the Official Statement, dated as of its date of delivery to the Purchaser, delivered in connection with the original issue and sale of the Certificates.

               (6) Repository - means (a.) each NRMSIR and (b.) any SID.

               (7) SID - means any State Information Depository operated or designated by the State that receives information from all issuers within the State. As of the Date of this undertaking, no SID exists in the State.

               (8) MSRB - means the Municipal Securities Rulemaking Board. The current address of the MSRB is 1640 King Street, #300, Alexandria, Virginia 22314.

          (iii) Commencing with the Fiscal Year ending June 30, 1999, the State agrees to provide or cause to be provided the Annual Financial Information to each Repository. Such Annual Financial Information for each Fiscal Year shall be provided to each Repository on or before March 31 of the following calendar year.

          (iv) The State may provide or cause to be provided Annual Financial Information and Audited Financial Information by specific reference to documents previously provided to each Repository or filed with the SEC; provided, however, that if the document so referenced is a final official statement within the meaning of the Rule, such final official statement must be available from the MSRB.

          (v) The State shall provide or cause to be provided, in a timely manner, to the MSRB and any SID, notice of any of the following events with respect to the Certificates, if such event is material:

               (1) Principal and interest payment delinquencies.

               (2) Nonpayment related to defaults.

               (3) Unscheduled draws on debt service reserves, if any, reflecting financial difficulties.

               (4) Unscheduled draws on credit enhancements, if any, reflecting financial difficulties.

               (5) Substitution of credit or liquidity providers, if any, or their failure to perform.

               (6) Adverse tax opinions or events affecting the tax-exempt status of the Certificates.

               (7) Modifications to rights of Certificate holders.

               (8) Certificate calls.

               (9) Defeasances.

               (10) Release, substitution or sale of property securing repayment of the Certificates.

               (11) Rating changes.

          (vi) the State shall provide or cause to be provided, in a timely manner to the MSRB and any SID, notice of any failure of the State to timely provide the Annual Financial Information and Audited Financial Statements as specified in subparagraph (iii) of this paragraph (cc).

          (vii) The obligation of the State hereunder shall be for the benefit of the Certificate holders. Unless otherwise required by law, no Certificate holder shall be entitled to damages resulting from the State's noncompliance with its undertaking set forth in this paragraph
          (cc); however, Certificate holders may take action to require performance of such obligation by any judicial proceeding available. Breach of the undertakings of the State hereunder shall not constitute and Event of Default hereunder and any rights and remedies provided in the Event of Default are not applicable to a breach of the obligation of the State hereunder.

          (viii) The undertaking contained in this paragraph (cc) shall be in effect from and after the issuance and delivery of the Certificates and shall extend to the earlier of:

                  (1) the date all principal and interest components of the Certificates shall have been deemed paid pursuant to the terms of the Indenture;

                  (2) the date that the State shall no longer constitute and "obligated person" within the meaning of the Rule; or

                  (3) the date on which those portions of the Rule which required this written undertaking are held to be invalid by a court of competent jurisdiction in a non-appealable action, have been repealed retroactively or otherwise do not apply to the Certificates.

          (vx) This paragraph (cc) may be amended from time to time by order of the Treasurer without the consent of the holders of the Certificates if such amendment would not, in and of itself, cause the undertaking herein (or action of the Purchaser in reliance on the undertaking herein) to violate the Rule, as amended or officially interpreted from time to time by the Securities and Exchange Commission, as determined by nationally recognized bond counsel. The State shall provide notice of such amendment to each Repository with its Annual Financial Information.

     (dd) TITLE TO THE PROJECT. Except personal or other property purchased by the State at its own expense, title to the Project and any and all additions and modifications to or replacements of any portion of the Project shall be held in the name of the Corporation, subject only to Permitted Encumbrances, until conveyed as provided in Article VI of the Indenture or under this IP Agreement, notwithstanding:

          (i)  the occurrence of one or more Events of Default;

          (ii) the occurrence of any event of damage, destruction, condemnation or construction defect or title defect; or

          (iii) the violation by the Corporation (or by the Trustee as assignee of the Corporation pursuant to the Indenture) of any provision of this IP Agreement.

     (ee) NO ENCUMBRANCE, MORTGAGE OR PLEDGE OF PROJECT. The Corporation shall not permit any mechanic's or other lien to be perfected or remain against the Project, except with the prior written consent of the State. The Corporation shall promptly, at its own expense, take such action as may be necessary to duly discharge any such mortgage, pledge, lien, charge, encumbrance or claim not, consented to by the State which it shall have created, incurred or suffered to exist.

     (ff) CONVEYANCE OF THE PROJECT. The Corporation shall transfer and convey to the State the Project, in the manner provided in paragraph (gg) of this IP Agreement, provided, however, that prior to such transfer and conveyance, either:

          (i) The State shall have paid in full all Base Payments and Additional Payments required hereunder, in which case, the term of this IP Agreement shall have expired; or

          (ii) The Indenture shall have been discharged as provided in Article VI of the Indenture.

     The State is hereby granted the option to terminate the IP Agreement Term and/or to purchase the Project upon payment by the State of the then applicable Purchase Option Price. The State shall give notice to the Corporation of its intention to exercise such option not less than thirty
     (30) days prior to the date on which the option is to be exercised and shall deposit with the Trustee on the date of exercise an amount equal to Purchase Option Price.

     (gg) MANNER OF CONVEYANCE. At the closing of any purchase or other conveyance of the Project pursuant to paragraph (ff) of this IP Agreement, the Corporation and the Trustee shall execute and deliver to the State, or an assignee of the State, at the expense of the State or such assignee of the State, all necessary documents assigning, transferring and conveying good and marketable title to the Project as the Project then exists, subject to the following:

          (i) any Financial Statements, indicating the Corporation as the debtor and the Trustee as secured party, filed to perfect any security interests granted under the Indenture;

          (ii)   Permitted Encumbrances; and

          (iii)  any lien or encumbrance created by action of the State.

     (hh) ESCROWED DOCUMENTS. In order to facilitate the State's enforcement of the Corporation's obligations to convey the Project to the State under the circumstances provided in paragraph (ff) of this IP Agreement, the Corporation shall deposit in escrow with the Trustee, concurrently with the delivery of the Certificates, the bill of sale and cancellation of IP Agreement relating to the Project, in the form satisfactory to the State. The Trustee shall, upon payment of the Purchase Option Price or of all Base Payments or upon discharge of the Indenture as provided in paragraph (ff) of this IP Agreement, date a release the cancellation of IP Agreement to the State for recording.

     (ii) ASSIGNMENT BY CORPORATION; REPLACEMENT OF CORPORATION. The Corporation's rights under this IP Agreement, including rights to receive and enforce payments hereunder, have been assigned to the Trustee pursuant to the Indenture. In the event of any bankruptcy, insolvency, or other similar proceeding as to the Corporation, or in any other event which in the judgment of the Trustee materially impairs the ability of the Corporation to serve as Corporation under this IP Agreement or as grantor under the Indenture, the Trustee may, to the extent permitted by law, replace the Corporation with such other entity as it deems appropriate. In any such event the Corporation shall cooperate with the Trustee in conveying title to the Project and any all other right, title and interest of the Corporation in, to and under this IP Agreement and the Indenture to such successor entity as the Trustee may designate.

     (jj) ASSIGNMENT AND SUBLEASING/SUBCONTRACTING BY THE STATE. This IP Agreement may not be assigned by the State for any reason. However, the Project may be subleased/subcontracted, as a whole or in part, by the State, without the necessity of obtaining the consent of the Corporation, the Trustee or any Owners; subject, however, to each of the following conditions:

          (i) The Project may be subleased or subcontracted, in whole or in part, only to an agency or department or political subdivision of the State, or to another entity or entities if, in the opinion of nationally recognized bond counsel acceptable to the Trustee, such sublease or subcontract will not impair the exclusion from federal income tax of the designated interest component of Base Payments payable by the State;

          (ii) This IP Agreement, and the obligations of the State hereunder, shall, at all times during the IP Agreement Term, remain obligations of the State, notwithstanding any sublease or subcontract;

          (iii) The State shall furnish or cause to be furnished to the Corporation and the Trustee a copy of any sublease or subcontract agreement; and

          (iv) No sublease or subcontract by the State shall cause the Project to be used for any purpose which would adversely affect the exclusion from federal income taxation of the designated interest component of the Base Payments payable by the State, or which would violate the constitution, statutes or laws of the State.

     (kk) RESTRICTIONS ON SALE OF THE PROJECT. The State and the Corporation agree that, except for:

          (i) the Corporation's assignment of this IP Agreement to the Trustee pursuant to the Indenture;

          (ii) any exercise by the Trustee or the Corporation of the remedies afforded by this IP Agreement;

          (iii) the Trustee's right to replace the Corporation pursuant to this IP Agreement and any conveyances required by reason of such replacement; and

          (iv) any conveyance to the State pursuant to paragraph (ff) of this IP Agreement;

     the Corporation will not sell, assign, transfer or convey the Project or any portion thereof during the IP Agreement Term without the consent of the State.

     (ll) EVENTS OF DEFAULT DEFINED. The following shall be "Events of Default" under this IP Agreement and the term "Default" shall mean, whenever is used in this IP Agreement found in Section 3.4 of the Contract, any one or more of the following events:

          (i) Failure by the State to pay any Base Payments at the time specified herein.

          (ii) Failure by the State to pay any Additional Payments or to observe and perform any covenants, conditions or agreement on its part to be observed or performed, except as otherwise allowed by this IP Agreement, for a period of thirty (30) days after written notice specifying such failure and requesting that it be remedied shall have been given to the State by the Trustee unless the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Trustee will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by the State within the applicable period and diligently pursued until such failure is corrected.

          (iii) The voluntary initiation by the State of any proceeding under any federal or state law relating to bankruptcy, insolvency, arrangement, reorganization, readjustment of debt or any other form of debtor relief, or the initiation against the State of any such proceeding which shall remain undismissed for sixty (60) days, or the entry by the State into an agreement of composition with creditors or the failure generally by the State to pay its debts as they become due.

          (iv)   The occurrence of an Event of Default under the Indenture.

     The provisions of subparagraph (ii) of this paragraph (ll) are subject to the following limitations: if by reason of Force Majeure the State is unable in whole or in part to carry out any of its agreements contained herein (other than its obligations contained in paragraphs (f) through (w) of this IP Agreement), the State shall not be deemed in default during the continuance of such inability.

     The State agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the State from carrying out its agreement, provided that the settlement of strikes and other employee-related disturbances shall be entirely within the discretion of the State and the State shall not be required to make settlement of strikes, lockouts and other employee-related disturbances by acceding to the demands the opposing party or parties when such course is in the judgment of the State unfavorable to the State.

     (mm) REMEDIES ON DEFAULT. Whenever any Event of Default shall have happened and be continuing, the Trustee may take one or any combination of the following remedial steps:

          (i) If the Certificates have been declared immediately due and payable pursuant to Section 7.02 of the Indenture, by written notice to the State and with the prior written consent of the securities insurer, if any, declare an amount equal to all amounts then due and payable on the Certificates, whether by acceleration of maturity (as provided in the Indenture) or otherwise, to be immediately due and payable as liquidated damages under this IP Agreement and not as a penalty, whereupon the same shall become immediately due and payable;

          (ii) Have reasonable access to and inspect, examine and make copies of the books and records and accounts of the State during regular business hours of the State if reasonably necessary in the opinion of the Trustee; or

          (iii) Take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the State under this IP Agreement.

     Any amounts collected pursuant to action taken under this paragraph shall be paid into the Certificate Fund and applied in accordance with the provisions of the Indenture.

     (nn) NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Trustee, on behalf of the Corporation, is intended to be exclusive, and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder and every remedy now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power and any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Trustee, on behalf of the Corporation, to exercise any remedy reserved in paragraphs (ll) through
     (qq), it shall not be necessary to give any notice, other than such notice as may be required in paragraphs (ll) through (qq).

     (oo) WAIVERS. In the event that any agreement contained herein should be breached by either party and thereafter waived by the other party, such waiver shall be in writing, shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

     In view of the assignment of the Corporation's rights under this IP Agreement to the Trustee pursuant to the Indenture, the Corporation shall not have the right to waive any Event of Default hereunder without the consent of the Trustee and the insurer, if any; and the waiver of any Event of Default hereunder by the Trustee shall constitute a waiver of such Event of Default by the Corporation, without the necessity of any action of or consent by the Corporation, except that there shall be no waiver of an Event of Default under paragraph (ll)(i) of this IP Agreement without the prior written consent of the registered owners of all the Certificates at the time outstanding. A waiver of an Event of Default under the Indenture shall constitute a waiver of the corresponding Event of Default under this Agreement; provided that no such waiver shall extend to or affect any subsequent or other Event of Default under this IP Agreement or impair any right consequent thereon.

     (pp) AGREEMENT TO PAY ATTORNEYS' FEES AND EXPENSES. In the event that either party hereto shall default under any of the provisions hereof and the nondefaulting party shall employ attorneys or incur other expenses for the collection of Base Payments and Additional Payments, or the enforcement of performance or observance of any obligation or agreement on the part of the defaulting party herein contained, the defaulting party agrees that it shall pay on demand therefor to the nondefaulting party the fees of such attorneys and such other expenses so incurred by the nondefaulting party, to the extent that such attorneys' fees and expenses may be determined to be reasonable by a court of competent jurisdiction.

     (qq) WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS. The Corporation and the State agree, to the extent permitted by law, that in the case of a termination of the IP Agreement Term by reason of an Event of Default, neither the Corporation nor the State nor any one claiming through or under either of them shall or will set up claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in order to prevent or hinder the enforcement of the Indenture; and the Corporation and the State, for themselves and all who may at any time claim through or under either of them, each hereby waives, to the full extent that it may lawfully do so, the benefits of all such laws.

     (rr) MISCELLANEOUS.

          (i) IP Agreement Notices. All notices, certificates or other
              --------------------
          communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by certified or registered mail, postage prepaid, addressed as follows: If to the CORPORATION, to the Chief Deputy Treasurer, Capitol Building, Capitol Complex, 101 North Carson Street, Suite 4, Carson City, Nevada 89701; if to the TRUSTEE, to its address as indicated in the Indenture; if to the STATE, to Director of the Department of Administration, 209 East Musser Street, Blasdel Building, Room 200, Carson City, Nevada 89701. Any of the foregoing may, by notice given hereunder to each of the other, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent hereunder.

          (ii)   Binding Effect. This IP Agreement shall inure to the benefit of
                 --------------
          and shall be binding upon the Corporation and the State and their respective successors and assigns, subject, however, to the limitations contained in this IP Agreement.

          (iii)  Amendments, Changes and Modifications. Except as otherwise
                 -------------------------------------
          provided in this IP Agreement or the Indenture, subsequent to the delivery of the Certificates and prior to the discharge of the Indenture, in addition to necessary State approvals, this IP Agreement may not be effectively amended, changed, modified or altered without the written consent of the Trustee and the Certificate insurer, if any, as provided in the Indenture.

          (iv)   Amounts Remaining in Funds. It is agreed by the parties hereto
                 --------------------------
          that any amounts remaining in the Certificate Fund or any other fund or account created under the Indenture other than the Rebate Fund, upon termination of the Agreement Term, and after payment in full of the Certificates (or provision for payment thereof having been in accordance with the provisions of this IP Agreement) and fees and expenses of the Trustee in accordance with this IP Agreement, shall be paid to the State by the Trustee as an overpayment of Base Payments in accordance with the terms of the Indenture.

          (v)    Net Agreement. This IP Agreement shall be deemed and construed
                 -------------
          to be a "net lease," and the State shall pay absolutely net during the IP Agreement Term, Base Payments, Additional Payments and all other payments required hereunder, free of any deductions and without abatement, deduction or set-off (other than credits against Base Payments expressly provided for in this IP Agreement).

          (vi)   Payments Due on Holidays. If the date for making any payments
                 ------------------------
          or the last day for performance of any act or the exercising of any right, as provided in this IP Agreement, shall be a legal holiday or a day on which banking institutions in the city in which the principal corporate trust office of the Trustee is located are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next preceding day that is not a legal holiday or a day on which such banking institutions are not authorized by law to remain closed with the same force and effect as if done on the nominal date provided in this IP Agreement.

          (vii)  Severability. In the event that any provision of this IP
                 ------------
          Agreement, other than the requirement of the State to pay Base Payments and the requirement of the Corporation to provide quiet enjoyment of the Project and to convey the Project to the State under the conditions set forth in this IP Agreement, shall he held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

          (viii) Execution in Counterparts. This IP Agreement may be
                 -------------------------
          simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          (vx)   Applicable Law. This IP Agreement shall be governed by and
                 --------------
          construed in accordance with the laws of the State.

          (x)    Captions. The captions or headings in Section 3.4 are for
                 --------
          convenience only and in no way define, limit or describe the scope or intent of any provisions of this IP Agreement.

Section 3.5  EQUIPMENT, FIXTURES AND FURNISHINGS. Consistent with its proposed
             -----------------------------------
EFF budget, the Builder is required to provide all equipment, fixtures and furnishings necessary to operate the Facility for its intended purpose and the same shall be included in the purchase under this Agreement. The Builder and Contractor are required to maintain, inventory and account for all EFF.

Section 3.6  FACILITY CAPACITY. Without prior written approval from DOA,
             -----------------
Contractor will not exceed the design capacity for each housing room or dorm beyond the capacity identified in the updated plans accepted by DOA. The DOA may require the Facility to exceed its design capacity.

Section 3.7  ADDITIONAL CONSIDERATION. In addition to other consideration set
             ------------------------
forth in this Agreement, either the Contractor or the Builder, as appropriate, shall be financially responsible for the following:

     (a) If at the request of Contractor or Builder, any State representative attends any meetings, conferences, site reviews or other similar necessary travel, Contractor or Builder agrees to reimburse the State for the actual costs incurred.

     (b) Monthly payments for Construction and Contract Monitors as set forth in Article 7 of this Agreement.

Section 3.8  LEASE AGREEMENT.
             ---------------

     (a) In the event that Contractor shall own the real property and improvements during construction or otherwise, the State or the Corporation shall have the unrestricted leasehold right to occupy the land and Facility and to accomplish any State or Corporation rights contemplated by this Contract. The leasehold rights shall include without limitation the right to construct, occupy and run the Facility or otherwise contract with the Contractor or another for operations, maintenance and management services.

     (b) Upon the execution and delivery of any of the Certificates, consistent with the terms of the Installment Purchase Agreement as set forth in
     Section 3.4 of this Contract, the Corporation shall grant to the State an unlimited and unrestricted leasehold in the Facility for the terms and conditions anticipated under this entire Contract.

                                   ARTICLE 4
                            FACILITY AND EQUIPMENT

Section 4.1  POSSESSION OF FACILITY. Except as otherwise provided in this
             ----------------------
Agreement, on the Services Commencement Date ("SCD"), the Management Agreement Contractor shall enjoy the benefits of the exclusive possession of the State's leasehold in real property and improvements to the Facility for the term and purposes not inconsistent with this Agreement, subject to the State's and the Corporation's unlimited right to enter and inspect same for operation, maintenance and management of the Facility.

Section 4.2  POSSESSION OF MOVEABLE EQUIPMENT. On the SCD, the Contractor shall
             --------------------------------
enjoy exclusive use and possession, subject to the terms of this Agreement, of all of the Facility's movable equipment and perishables purchased by either the Builder, Contractor or the DOA. At the termination or conclusion of this Contract all equipment, both fixed and moveable shall be returned to the DOA.

Section 4.3  ADDITIONAL PROPERTY. Any additional equipment, that is not merely
             -------------------
replacements for damaged or destroyed equipment, purchased by the Contractor during the term of this Agreement may be purchased by the DOA at the termination or conclusion of the Management Agreement at the Contractor's cost, less depreciation using the straight line method over a five (5) year period. Non-perishable supplies purchased by the Contractor during the term of this Agreement may be purchased by DOA at a negotiated price at the termination or conclusion of the Management Agreement. Perishable supplies will become the property of DOA upon termination or conclusion of the Management Agreement.

Section 4.4  SCD INVENTORY. At least one (1) week prior to the SCD, DOA, the
             -------------
Builder (and the Management Agreement Contractor) will conduct a joint inventory to ascertain that the property and equipment listed in the Contract, as updated and approved by DOA during construction, is in place at the Facility. Any deficiencies in inventory shall be cured within sixty (60) days after SCD. The SCD INVENTORY shall be incorporated into this Agreement as EXHIBIT 3.

Section 4.5  MAINTENANCE. At all times during the existence of Contractor's
             -----------
actual possession and use rights under the Management Agreement and at its own expense Contractor shall:

     (a) provide all maintenance, including a preventive maintenance program, which will maintain, preserve and keep the physical structure, fixtures and equipment in good repair, working order and condition;

     (b) meet all warranty and maintenance requirements. The State of Nevada, or its agent will have the right to review the maintenance program planned by the Contractor and to audit the program at any time;

     (c)  comply with reasonable audit recommendations;

     (d) maintain the physical structure of the Facility and all moveable and tangible personal property contained therein, including all equipment and fixtures purchased for this Facility pursuant to this Agreement in accordance with applicable Court Orders, and ACA Standards. Conduct all ordinary routine maintenance and will in so doing maintain, preserve and keep the Facility and all such equipment in good repair, working order and condition, subject to normal wear and tear, and will from time to time make or cause to be made all necessary and proper repairs, including those identified by self-monitoring and State inspections such that all replacements and renewals shall thereupon become part of the Facility. It is specifically understood and agreed that Contractor will keep maintenance records using forms acceptable to DOA. During the term of this Agreement, DOA shall have no responsibility, financial or otherwise, with respect to maintenance of the Facility. The responsibility for maintenance of the Facility shall be the sole responsibility of the Contractor;

     (e) subject to prior written approval of DOA, which approval shall not unreasonably be withheld, have the authority to remodel the Facility or make substitutions, alterations, additions, modifications and improvements to the Facility from time to time, and the same shall become part of the Facility;

     (f) promptly after the occurrence of any damage to or loss of a Facility, including those from a Force Majeure, that materially affects the continued operation of such Facility, notify DOA of such loss or damage and DOA and Contractor shall jointly assess the nature and extent of such damage or loss and, as soon as practicable thereafter, determine whether it is practicable and desirable to rebuild, repair or restore such damage or loss. DOA shall determine that such rebuilding, repairing or restoring is practicable and desirable; and

     (g)  operate and maintain the Facility in compliance with the Standards.

Section 4.6  ACCESS BY STATE. The Contract Monitor, the Director or a Deputy
             ---------------
Director of the Department of Human Resources, the Director or a Deputy Director of the DOA, the Administrator a relevant supervisor of the Nevada Division of Child and Family Services, the Director or an Assistant Director of the Nevada Department of Prisons, the Attorney General or her Deputies, the Nevada Division of Investigation, the Inspector General of the Nevada Department of Prisons, local government law enforcement agencies or any other their respective investigative units will have reasonable access at all times, with or without notice, to Residents and staff, to all areas of the Facility and to all records concerning construction, the renovation, repair, maintenance, management and operation of the Facility. All other relevant State employees, on official business, will have access to the Facility, equipment and records during normal business hours (8 a.m. to 5 p.m.) and with twenty-four (24) hours notice.

Section 4.7  EXPANSION. The Builder shall construct the Facility in a manner
             ---------
that allows for future expansion of beds without significant core unit changes as set forth in Section 3.1.

Section 4.8  REPLACEMENT EQUIPMENT. On and after SCD the Contractor will replace
             ---------------------
any stolen, damaged or inoperable equipment, and equipment that is lost, stolen, destroyed or inoperable beyond repair with equipment having like functional ability, life expectancy and quality. Such replacement equipment shall be added to the Section 4.4, SCD Inventory. Damaged or inoperable equipment replaced by Contractor shall be disposed of by Contractor. Contractor shall identify to DOA and keep separately inventoried all machinery and equipment that is ancillary to or supplemental to but not an integral part of the original Section 4.4, SCD Inventory, which is purchased by Contractor. Such ancillary or supplemental machinery and equipment shall remain the property of Contractor and shall be removable by Contractor provided that such removal does not impair the operation of the original Section 4.4, SCD Inventory, to which it had been ancillary or supplemental.

                                   ARTICLE 5
                             OPERATION OF FACILITY
                             ---------------------

Section 5.1 GENERAL DUTIES AND OBLIGATIONS . During the existence of the Management Agreement, the Contractor shall provide the Operation and Management Services set out herein and will operate, maintain and manage the Facility in compliance with this Contract and the Standards. Only Residents accepted by the State pursuant to State contracts and Standards may be housed in the Facility. It is understood and agreed that the State will sign all Intergovernmental Agreements (IGAs) presented to it by Contractor, provided these agreements are not otherwise inconsistent with the requirements of this Contract and meet the State's placement criteria for this Facility. It is the intent of all parties of this Agreement that the Contractor, in its operation of the Facility under the approved OPERATIONAL PLAN, incorporated into this Agreement as EXHIBIT 4, shall comply with Standards and fully consider State policy statements and recommendations. The Contractor may, however, establish non-State policies and procedures in its Operational Plan so long as the operations and management services attain goals established by such State policy statements or recommendations.

     (a)  Program Day: The Facility shall operate on a 16 hour programming day
          -----------
     for all 7 days of the week. The daily schedule shall show how time is allocated for programs, services and activities. At a minimum, education shall be provided as set forth in Section 5.9(a) of this Agreement; physical activity for 2 hours per day including one hour outside (weather permitting); 1 hour of visiting per week; 1 hour of individual counseling per week; and 1 hour case planning with the case manager per month.

Section 5.2  CUSTODY OF RESIDENTS. SCD will be ten (10) days after the Facility
             --------------------
     is available for use and occupancy, at which time the State will begin the change of custody of Residents as they are assigned to the Facility.

     (a) Admission, Screening and Orientation: The Contractor is obligated to accept all Residents referred to the Facility by the State. The State will conduct an assessment and screening which will determine the most suitable placement in every case. This assessment will be part of the process for the State accepting referrals from other jurisdictions. However, in the event that the State is unable to refer sufficient Residents to occupy 95% of the available beds in the Facility Capacity during any 30 day period following 60 days after the Service Commencement Date, the State and the Contractor agree to cooperate in the solicitation and contracting for non-State Residents from other jurisdictions, including without limitation the federal government consistent with Section 5.2(b) of this Contract.

          (i) Contractor's program will not have any right of refusal for any Resident referred by the State of Nevada, including Resident sent pursuant to existing contracts between that another jurisdiction and the State of Nevada.

          (ii) Cases being referred subsequent to a dispositional order or sentence by the Court will be already have been subjected to a screening process by the State of Nevada. That process will assure that the case is appropriate for the level of security and programs offered by the facility. It will be the responsibility of the Contractor to provide an additional assessment process in order to determine the specific assets and needs of the individual and to develop an Individual Treatment Plan (ITP). All assessments must be done and the ITP must be established within 14 days of admission. The Contractor must describe the assessment process to be used and the kind of program to be offered to the Resident pending completion of the assessment and ITP plan preparation.

          (iii) All newly admitted Residents shall be given an orientation to the Facility, receive a copy of the rules and expectations of the Facility (such as in a Handbook for Residents), receive a copy and have explained to them in language they can understand, their rights and responsibilities, and receive a tour of the Facility and an introduction to key staff on duty for familiarization purposes.

     (b)  Non-State and Federal Resident Contracting.  Upon prior approval by
          ------------------------------------------
     the State, Contractor may act as the State's agent to bind the State to agreements with other jurisdictions, other states or the federal government for the sole purpose of providing sufficient Residents to fill 95% of the Facility Capacity on a monthly average basis as follows:

          (i) Unless a reasonable plan of segregation is approved by the State, each such Resident shall be appropriate for the existing population and treated equally with the other Residents pursuant to this Section 5.2 and this Contract.

          (ii) The State will only pay the Contractor an alternative per diem per for such Resident consistent with the terms and conditions of this Contract as follows: Other jurisdictions shall pay the State at least equal to the Per Diem Rate paid per Resident to the Contractor. However, if another jurisdiction agrees to pay more than the Per Diem Rate of this Contract (non-state Per Diem), the State shall pay Contractor for such other jurisdiction Residents an alternative per diem per Resident calculated: (Non-state Per Diem Per Diem Rate) *20% + Per Diem Rate = alternative per diem. All net profits from a difference between the Per Diem Rate and the rate paid by the other jurisdiction shall be the exclusive property of the State.

          (iii) Agreements with other jurisdictions shall be short-term, providing State priority use of the beds in the Facility upon reasonable notice to the other jurisdiction.

          (iv) Contractor further agrees that any Resident accepted under a contract with a federal government agency will be housed in the
          Facility: (1) on a space-available, first come, first served basis pursuant to which such federal government agency will be charged the same amount for each such Resident as other persons who enter into similar contracts in connection with the Facility; and, (2) pursuant to a contract of a term of not more than 90 days which such federal government agency has no right to renew; provided, however, that the Contractor, the State or the Corporation may renew such agreement indefinitely.

     (c) Discharges and Releases: The State shall prior authorize all releases of Residents from the Facility.

          (i) Contractor must use the ITP in recommending release dates and provide for discharge planning, including an integrated discharge planning process implemented with aftercare workers of the State. Transition of services for the Residents must assure continuity into the community.

Section 5.3  OPERATIONAL PLAN. Contractor will provide a written policies and
             ----------------
procedures manual and preliminary Post (including Critical Post) duties for operation of the Facility, which will meet the requirements of the Standards and which will include procedures for all operational activities as well as Emergencies and special or unusual situations. Minimum staffing ratios as set forth below shall be complied with. A draft manual and preliminary Post duties, will be submitted to the State one hundred twenty (120) days prior to the SCD. The State will review the manual and Post duties and return comments no later than sixty (60) days before the first day Residents are assigned at the facility. The final draft of the policies and procedures will be sent to the State for review no later than forty-five (45) days after SCD, and if no changes are made within forty-five (45) days of State's receipt of the final draft, the manual and Post duties will be deemed accepted.

     (a) Contractor will not deviate in any material respect from its approved Operational Plan in the provision of the Operation and Management Services without prior written approval of the State, which approval shall not be unreasonably withheld.

     (b) The Contractor's request for deviation from such established Operational Plan shall be in writing and directed to the Department of Human Resources. Approval for deviation must similarly be in writing.

     (c) Final Post duties will be submitted to the State ninety (90) days following the SCD. All security Posts will have Post duties which have been approved by the State. It will contain sufficient detail to ensure the security person filling the position can accomplish all required tasks. A written record will be maintained which contains acknowledgment in the form of the employee's signature indicating that each person assigned to a security position or Post had reviewed the Post duties and understood the contents therein.

     (d)  Minimum Staffing Ratios:
          -----------------------

             (i) Direct Care Staff - There shall be a minimum of one direct care staff person on duty for every 8 juveniles (1:8) during the 16 hours when juveniles are awake, and one direct care staff on duty for every 16 juveniles during the 8 hours at night (1:16).

             (ii) Teachers, General Education - There shall be one teacher for every 16 juveniles (1:16) who do not have a formal Individual Education Program (IEP).

             (iii) Teachers, Special Education - There shall be one teacher for every 8 juveniles (1:8) who have a formal IEP.

             (iv) Case Workers - There shall be at least one case worker for every 24 juveniles.

             (v) Unit Coverage - There shall be at least one (1) direct care worker in each unit any time there is a juvenile present in the unit.

             (vi) Recreation Worker - There shall be at least one (1) recreation worker assigned to the facility.

Section 5.4  SECURITY AND CONTROL. In addition to Facility design security,
             --------------------
Contractor will provide adequate security and control with respect to Residents in accordance with the Operational Plan, the Standards and this Contract.

     (a) The Operational Plan must include, but is not limited to, identification of the Contractor's perimeter security, screening of visitors, central control, the use of restraints (hard and/or soft), riot control, and the use of chemical (Mace, pepper spray) or electronic (Taser) agents for controlling behavior. The plan must include policies regarding the control, access and storage of firearms and explosives.

     (b) The Operational Plan must address the use of protective custody, isolation and/or time-out policies and procedures. If done as part of the behavior management program, it must be clear where this takes place, the length of time and the procedure for authorization. If isolation is done for medical reasons, the role of the health care staff must be identified.

Section 5.5  SANITATION/HYGIENE. Consistent with specifications, Builder (in
             ------------------
equipping the Facility) and Contractor (in operating the Facility) will provide for sanitation and hygiene of the Facility in conformity with the Standards. Minimally, this will include full Resident laundry services, Resident clothing, Resident bedding, heating, cooling, lighting, pest control and garbage disposal. Sheets and pillowcases will be changed weekly. Bedding (blankets) will be changed monthly. Each newly admitted Resident shall be given a cleaned mattress as well as freshly laundered bedding.

Section 5.6  RESIDENT ACCOMMODATIONS. Consistent with specifications, Builder
             -----------------------
(in equipping the Facility) and Contractor (in operating the Facility) will provide to each proposed Resident, at a minimum, a bed, mattress, pillow, study desk, adequate bed linen, towels, chair, adequate lighting, unrestricted access to a toilet, and storage space. Sleeping areas or rooms shall not be used as program areas and their use must be limited to clean-up, personal hygiene and sleeping.

Section 5.7  HYGIENE ITEMS. Contractor will provide each Resident soap,
             -------------
toothbrush, toothpaste or powder, comb, toilet paper, deodorant, and shaving materials. Such hygiene items will be replenished as required by need. Residents shall be provided a haircut at least monthly. Sufficient quantities and types of clothing will be maintained by the Contractor to allow for changes at prescribed intervals. Residents will not wear their personal clothing unless it is part of a behavior management program. Each newly admitted Resident shall be given cleaned clothing. Inner clothing, socks and towels will be changed daily. Outer clothing will be changed at least three times a week.

Section 5.8  CLASSIFICATION. Contractor will classify Residents in accordance
             --------------
with the Operational Plan's security issues, Post duties and Critical Post duties. The State must approve in writing the initial classification and custody level or any subsequent changes in custody level.

     (a) Residents that pose a danger to other Residents must be classified and segregated to ensure appropriate security and safety in both the activities and housing of other Residents.

Section 5.9  PROGRAMS AND SERVICES. Contractor will provide programs for
             ---------------------
Residents as follows:

     (a)  Education:  It is required that a comprehensive education program be
          ---------
     provided for each Resident. Assessment for and, if eligible, development of Individual Education Plans (IEP) is a requirement. The education program needs to address the opportunity for academic instruction and/or remediation to either graduate from high school, pass a proficiency test or obtain a GED. The educational program must provide for:

          .     Evaluation regarding educational achievement and ability
          .     ITPs that include education services, and the IEP if applicable
          .     Instructional opportunity at least through the equivalency of high school
          .     Instruction in basic living survival skills

     Educational services must provide for a minimum of 5 hours per day, 5 days per week of academic/vocational instruction and 1 hour per day of physical education. School is to be provided a minimum of 250 days per year. Contractor shall maintain an educational plan and records regarding performance and progress, specific course listings, and specialized equipment (e.g., computer lab and network, Internet access).

     (b)  Vocational Training:
          -------------------

          (i) In order for the Residents to leave the program and re-enter the community with a reasonable chance of establishing a crime-free lifestyle, it is necessary for them to be able to be employed. Entry into unskilled jobs, those jobs which do not provide a career path into skilled occupations, are not the kinds of employment that will make a difference. It is necessary to identify semi-skilled jobs that lead to journey level skilled jobs. While union apprenticeship programs represent one way to gain entry into this level of job market, there are others; this program must likewise be one.

          (ii) The State of Nevada has conducted a labor survey and determined that the following jobs are going to be in demand and are reasonable for Residents in the program to receive training. The Contractor is encouraged to suggest other vocations for training.

                .   Construction trades
                .   Culinary trades
                .   Hospitality/hotel/casino management trades
                .   Consumer electronics trades

          (iii) The vocational program should provide an opportunity for career exploration, vocational development, job training, effective work habits, and actual job-related experience which can be documented and used as a reference. Each Resident, as a part of the development of the ITP, will be considered for placement in one or more vocational programs, depending upon age, aptitude, interest and length of stay before release. The Contractor must maintain a list of equipment considered appropriate for each vocation shop being considered and include a list of certifications which can be awarded for proficiency (such as welding).

     (c) Substance Abuse: The Contractor will be responsible for the development
         ---------------
     of a substance abuse program for all Residents. Its focus will include alcohol, prescription drugs, illegal drugs and inhalants; and will provide education, counseling, support groups and relapse prevention. Family involvement should be considered as well as assisting in making community linkages for a smooth transition upon release.

     (d) Social and Group Living: The Contractor is responsible for developing
         -----------------------
     a program which provides information and support to the juveniles in the context of improving the quality of, and the ability to respond to, the group living situation. It should allow the individual to become more tolerant and effective in social and group living situations that they may later encounter in the community. Examples of topics can include cultural diversity, values training, sexual roles and responsibilities, social roles and responsibilities, and mentoring/volunteering.

     (e) Living Group Management: It is important for each Resident to take an
         -----------------------
     active part in improving the quality of the relationships within the living group. The described techniques or approaches provided for in the Contractor's RFP Response will be used to teach appropriate group support and the development of a positive group spirit.

     (f) Family Living: Visiting by relatives is a key ingredient in the
         -------------
     successful re-integration of some Residents and needs to be given careful attention by the Contractor.

     Not only is the time important, in terms of accessibility for families that work or have long distances to travel, but the environment that is provided in which visiting can take place is important. It would be desirable to have case managers available during visiting times in order to make more frequent contact with the families and facilitate a strengthening of the family unit. Other components of a Family Living program may include family life training, parenting skills and child abuse prevention.

     (g) Self-Awareness and Enrichment: An improved concept of self and a
         -----------------------------
     decrease in the need to control situations in order to feel protected from harm are some of the changes that will allow Resident to function more effectively. The Contractor will have program elements that will address this program area. Tools and techniques should included anger management, confidence and team building exercises, physical assessments and weight control/management.

     (h) Healthy Living: As part of the health program, services must be offered
         --------------
     which encourage Residents to break harmful and unhealthful habits and to adopt a new focus on healthy living. Components of this program must include smoking cessation, stress management, exercise and agility classes, and diet and nutrition counseling.

     (i) Case Management: Every Resident assigned to the Facility will have a
         ---------------
     case manager assigned to them. The case manager will coordinate the development and maintenance of the Individual Treatment Plan (ITP). Case managers will see each Resident on their caseload for a minimum of 1 hour a month to review progress and make changes to the ITP. The case manager will also prepare a staff review of each case on a quarterly basis.

     The case manager will be responsible for maintaining progress notes in the institutional files of each Resident. Progress notes must relate to the ITP and be entered at least on a monthly basis into the case file. Case managers will solicit information from other staff who have contact with the Resident and who might have relevant information about the Residents progress (or lack of progress) and the factors which contributed to the current status. Case managers will have similar responsibilities for detention placements as well as commitments.

     (j) Individual Treatment Plan:
         -------------------------

          (i) Each Resident assigned to the Facility will have an Individual Treatment Plan (ITP) prepared. The ITP shall include education, counseling, social, physical, health, and mental health needs. The development of the ITP will identify the kinds of programs and services which the Resident most needs at any given point in their stay. It becomes the "prescriptive package" which is unique to the individual and documents the individualized nature of the treatment services of the Facility. Residents shall have input into the development of their ITP and be involved in the process whenever changes are considered. A sample of the format of the ITP is to be provided.

          (ii) Each new case will be staffed by a Treatment Team. This team will consist of the case manger, the case manager supervisor, a psychologist, a health professional and an educator, at a minimum. After the ITP is created, it is reviewed by the Treatment Team at least quarterly. The review process will be used to up-date and revise ITPs. Having the Residents present for at least part of the review meeting is encouraged.

     (k) Counseling and Guidance: The Contractor shall develop and provide a
         -----------------------
     comprehensive counseling and guidance program that meets the needs of this population. Contractor will comply with their RFP Response regarding program philosophy and methods of delivery as well as the minimum number of hours of weekly involvement for each Resident. It may be done as individual, group or a combination, depending upon the overall philosophy. In addition, the program must have appropriate ways of addressing family counseling, crisis intervention and suicide prevention.

     (l) Victim Issues: The Contractor must include an approach that will
         -------------
     improve the Residents understanding and appreciation of, and sensitivity to, the harm done to victims, victims' families and the community in general as a result of serious and violent crime. Program elements may include community restitution, mediation, or payment of direct restitution from any earnings.

     (m) Behavior Management System: The Contractor shall have a behavior
         --------------------------
     management system and it shall be incorporated into all activities. It must recognize the variety of ITPs and the treatment needs and the importance of consistency and fundamental equity. The behavior management system must be used in considering how promotion or status is adjusted based upon behavior.

     (n) Recreation and Leisure Time: The availability of large muscle
         ---------------------------
     recreation every day is imperative. In addition to that, however, the program will provide opportunities for other recreational activities, games, hobbies and crafts. There shall be no reliance on television outside of the use for educational purposes. The recreation program should teach the constructive use of leisure time and engage the Residents in finding and exploring new areas of interest.

     (o) Religion: Each Resident has the right to access the religious program
         --------
     which allows them to follow their faith. Builder will provide adequate space within the Facility for religious services and programs in compliance with Standards.

     (p) Medical and Mental Health: The Contractor shall be responsible,
         -------------------------
     financially and otherwise, for the medical, dental, laboratory, pharmaceutical, optometry, auditory, related transportation and mental health services at the facility and/or at any such necessary outside health care provider, including In-Patient Hospital Costs. However, when any such individual Resident's outside-the-Facility costs during a single continuous term of Facility confinement (including all costs for transportation and security supervision) exceeds $10,000.00, the State and the Contractor shall share equally in all medically necessary costs incurred by the Contractor above the

     $10,000.00 sum paid. The $10,000 threshold shall be objectively documented by the Contractor to the State's satisfaction. The threshold shall be determined at the sole discretion of the State at fair and reasonable rates, including without limitation managed care rates for juveniles, but not at billed charges for health care services.

     The Facility shall be staffed with sufficient, qualified medical, psychiatric, dental, technical and support personnel. The Builder shall equip and Contractor shall maintain medical beds and mental health beds in the Facility consistent with this Contract. The Contractor shall make provisions for the delivery on-site or otherwise secure off-site reasonable and necessary medical, psychiatric, vision and dental care. Such services include, but are not limited to provisions for hospitalizations, outpatient care, laboratory and radiology services, pharmaceutical, specialty and consultant services, preventive health care including immunizations, Hepatitis B testing and TB testing. Contractor will observe protocols for tracking and treatment of communicable diseases including without limitation, TB, Hepatitis, HIV, AIDS and STDs. Health care shall be provided consistent with Standards, including without limitation those specified by the National Commission on Correctional Health Care (NCCHC). Specific areas to provide include:

          (i) Emergency medical, psychiatric and dental services will be available on a 24-hour basis, including on-call, ambulance transportation and emergency treatment or hospitalization.

          (ii) Complete and accurate medical records will be prepared and maintained in compliance with law, policies and procedures, Standards and NCCHC. Medical records are the property of the State of Nevada. Complete health record files shall include, without limitation, the following: recording of initial screening, immunization record, all findings, diagnosis, treatments, dispositions, prescribed medications and their administration, laboratory, x-ray and diagnostic studies, release of information forms, place, date and time of health care encounters, health service reports including, without limitation, specialty consultation, treatment plans, progress reports, admission and discharge summaries of hospitalization and other termination summaries.

          (iii) Medical emergency drills for staff will be conducted quarterly to assure adequate response of staff to emergency situations.

          (iv) Contractor shall have a mechanism for the review of care provided to assure the quality and adequacy of services being provided. It will be part of a Continuous Quality Improvement Plan that shall be maintained by the Contractor.

          (v) All employees or professional staff will be licensed or certified in accordance with applicable Nevada law and regulation. A copy of each license or certificate will be maintained by the facility.

          (vi) Contractor will be responsible for providing for optometry service, eyeglasses and any related prosthetic, laboratory or pharmaceutical services relating to vision care.

          (vii) The Facility will require at least one Post of registered nursing services.

          (viii) The mental health program will be provided under the direction of a mental health professional. A psychiatrist will be on-call 24 hours per day. Mental health interventions should be available from a wide array of therapeutic techniques from proven successful modalities.

          (ix) The health program shall include a health education and illness/injury prevention component for the Residents.

     (q) Volunteer/Mentor Program: Contractor shall have a plan for recruiting
         ------------------------
     and training volunteers and reasonable opportunities for their participation in the program. Provide recruitment and training plan(s). The volunteer program can be a very important part of that exposure by providing the Residents contact with people who have widely varied interests.

Section 5.10  WORK PROGRAMS. If Contractor provides Residents with community
              -------------
work or vocational programs, they shall be in accordance with the Standards. If work programs are used as part of the behavior management program, Residents shall earn "points" that can be used at the commissary, if any.

Section 5.11  COMMISSARY. If Contractor provides a commissary to be used by
              ----------
Residents to obtain personal items beyond minimum Standards, all profits shall be the property of the State and accounted for, remitted and reported to the State on a quarterly basis.

Section 5.12  EMERGENCY. Contractor shall take reasonable steps to avoid any
              ---------
Emergency at the Facility. Contractor agrees to timely contact local government law enforcement, the Nevada Division of Child and Family Services, the Nevada Department of Prisons and the DOA in the event of a potential or existing Emergency as defined in this Agreement. Contractor shall fully cooperate in and yield to the authority of local law enforcement and the State in the event that the State deems the circumstance an Emergency under this Agreement. The State may look to its Nevada Department of Prisons' correctional officers and/or the State Highway Patrol to intervene on its behalf in any potential or ongoing Emergency. Contractor shall reimburse local law enforcement and the State for the cost of any such intervention by either or both.

Section 5.13  ACCESS TO COURTS AND HEARINGS. Contractor will provide timely
              -----------------------------
transportation and security to all necessary Resident court appearances and hearings in full compliance with Standards.

Section 5.14  GRIEVANCE PROCEDURE. Contractor will provide a formal grievance
              -------------------
procedure for Residents in compliance with the Standards.

Section 5.15  DISCIPLINE. Contractor shall only impose discipline through rules,
              -----------
policies and orders consistent with Standards with the Facility director or assistant director acting as the appeal officer on Resident appeals from any disciplinary actions. A record of all discipline proceedings from notice and action through any appeal must be maintained in the Resident's file.

Section 5.16  RECREATION. Consistent with specifications, Builder (in equipping
              ----------
the Facility) and Contractor (in operating the Facility) shall provide adequate physical facilities (in-door and out-door), equipment and supplies for a recreation program that meets any applicable court order and Standards. Recreation facilities and equipment shall not be less than Contractor's accepted proposal, as amended.

Section 5.17  LAUNDRY. Contractor will provide timely laundry services for the
              -------
Residents in compliance with the Standards and Residents shall not be relied upon as labor.

Section 5.18  TRANSPORTATION. Contractor shall provide, at its own expense and
              --------------
in accordance with Standards, full transportation services with respect to all Residents assigned to the Facility. At a minimum, and unless otherwise provided, such transportation to include health care, court, employment and all routine Facility transportation within Clark County.

Section 5.19  MAIL. Contractor will provide mail services to Residents at no
              ----
cost to the State in compliance with the Standards.

Section 5.20  TELEPHONES. Contractor will provide Resident telephone services
              ----------
approved by the State with any profits or revenues derived for the use paid to the State. All profit or revenues shall be accounted for, remitted and reported on a quarterly basis.

Section 5.21  FOOD SERVICE. Builder shall equip to specifications and Contractor
              ------------
shall provide food services for all Residents in accordance with Standards. At a minimum, the food service operation shall provide a meal schedule, special diet, medical, religious requirements, menu review by a registered nutritionist or dietitian, three (3) meals, of which two (2) are hot meals, at regular times during each twenty-four (24) hour period, with no more than twelve (12) hours between the evening meal and breakfast. No more than 14 hours may elapse between two meals. A nutritious snack shall be provided in the evenings. The menu shall be on a minimum 28-day rotation and shall be approved by a registered nutritionist or dietitian for variety of foods, appropriateness and attractiveness for the Residents, and their caloric level. Contractor shall keep sufficient records, and provide information as requested, to enable it to prepare information for the State to utilize in making claims for participation in the Federal School Meal program

     (a) Except in emergency situations or when a Resident is in close custody housing, the Residents shall eat their meals in the dining or multi-purpose area designated to accommodate meal consumption. Food must not be allowed to be transported out of the dining area to the housing units.

Section 5.22  LIBRARY. Builder shall equip to specifications and Contractor will
              -------
provide a Resident library in compliance with the Standards.

Section 5.23  VOLUNTEER PROGRAM. Contractor will provide a volunteer program for
              -----------------
Residents at the Facility in accordance with the Standards.

Section 5.24  VISITATION. Builder shall equip and Contractor will provide
              ----------
physical space, furniture, equipment and supervision for visitation in accordance with their proposal, as amended. Conjugal visits will not be permitted under any circumstances.

Section 5.25  REVENUE PROGRAMS. Contractor shall cooperate with the State on any
              ----------------
existing or proposed future revenue programs including without limitation, telephones and commissary, if any. All such revenue shall be the property of the State.

Section 5.26  RECORDS INSPECTION, AUDIT & OWNERSHIP. The Builder and Contractor
              -------------------------------------
shall maintain documentation for all billings to the DOA a follows:

     (a) Books and Records. Contractor agrees to keep and maintain under
         -----------------
     general accepted accounting principles individual records, contracts, books and documents as are necessary to fully disclose to the State or United States Government, or their authorized representatives, upon audits or reviews.

     (b) Inspection & Audit. Contractor agrees that the relevant books, records
         ------------------
     (written, electronic, computer related or otherwise), including but not limited to, relevant accounting procedures and practices of the Contractor or its subcontractors, financial statements and supporting documentation, and documentation related to the work product, at reasonable times, and at a reasonable place provided by the Contractor, shall be subject to inspection, examination, review, audit and copying at various but necessary times with or without notice by the State Auditor, the relevant State Agency or its contracted examiners, the Department of Administration, Budget Division, the Department of Taxation, the Nevada State Attorney General's Office or its Fraud Control Units, the State Legislative Auditor, and with regard to any federal funding, the relevant Federal Agency, the Comptroller General, the General Accounting Office, the Office of the Inspector General or any of their authorized representatives. All subcontracts shall reflect the requirements of this section.

     (c) Period of Retention. All books, records, reports and statements
         -------------------
     relevant to this Agreement must be retained a minimum three (3) years and for five (5) years if any Federal funds are used or until audited by the State or Federal government from the date of payment for the relevant goods or services by the State, whichever is later. Retention time shall be extended when an audit is scheduled or in progress until the Contractor is notified that such audit is completed.

     (d) State Ownership of Property. Any reports, mental health histories,
         ---------------------------
     studies, tests, manuals, instructions, Resident files, as-built blue prints, plans, maps, Resident and Facility data, system designs or any other documents or drawings, prepared or in the course of preparation by Contractor (or its subcontractors) in the performance of its obligations under this Agreement which are necessary to the State's operation upon purchase or conclusion of the Management Agreement, shall be the exclusive property of the State and all such materials shall be remitted to the State by Contractor upon completion, termination or cancellation of this Contract. Contractor shall not use, willingly allow or cause to have such materials used for any purpose other than the performance of Contractor's obligations under this agreement without the prior written consent of the State.

Section 5.27  ACA AND NCCHC ACCREDITATION. Contractor will make application for
              ---------------------------
and obtain accreditation for the Facility from both the American Correctional Association and the National Commission on Correctional Health Care within eighteen (18) months of the SCD, unless prevented from doing so by a material act or omission of the State or Force Majeure.

Section 5.28  TELECOMMUNICATIONS. Contractor shall provide, at its expense, all
              ------------------
of its own telecommunication equipment, radio, fax machine and basic telephone service for the operation of the Facility. Such telecommunication equipment shall be capable of interfacing with the State's existing communication systems and with any future State communication systems.

Section 5.29  DATA PROCESSING SERVICES. Contractor shall provide at its expense,
              ------------------------
facilities and compatible equipment and software necessary to interface with the State's computer systems where necessary. Contractor shall maintain and report to the State all Resident data as required by Standards. All systems shall be year 2000 compliant.

Section 5.30  ADMISSION, ORIENTATION, PERSONAL PROPERTY AND RELEASE. The
              -----------------------------------------------------
Contractor shall provide in accordance with Standards, ACA Standards, and Contractor's Operational Plan, physical space and resources for the admission, release, orientation and personal property of Residents at the Facility.

                                   ARTICLE 6
                     EMPLOYEES OF INDEPENDENT CONTRACTORS
                     ------------------------------------

Section 6.1  INDEPENDENT CONTRACTORS. Builder and Contractor are associated with
             -----------------------
the State only for the purposes and to the extent set forth in this Agreement, and in respect to the performance of the contracted services pursuant to this Agreement, both are independent contractors and, subject only to the terms of this Agreement, shall have the sole right to supervise, manage, operate, control and direct the performance of the details incident to its duties under this Agreement. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of an employer-employee or principal-agent or to otherwise create any liability for State whatsoever with respect to the indebtedness, liabilities and obligations of Builder or Contractor or any other party. Builder and Contractor shall be solely responsible for all employment or benefits package. The State shall have no obligation with respect to: (1) withholding of income taxes, FICA or any other taxes or fees, (2) industrial insurance coverage, (3) participation in any group insurance plans available to employees of the State, (4) participation or contributions by either the Builder, Contractor or the State to the public employees retirement system, (5) accumulation of vacation leave or sick leave, or (6) unemployment compensation coverage provided by the State. Builder and Contractor shall indemnify and hold State harmless from, and defend State against, any and all losses, damages, claims, costs, penalties, liabilities and expenses howsoever arising or incurred because of, incident to, or otherwise with respect to any such taxes or fees. Neither the Builder, Contractor nor its employees, agents or representatives shall be considered employees, agents or representatives of the State, except as provided for in this Agreement.

Section 6.2  PERSONNEL. Contractor will provide personnel to deliver twenty-four
             ---------
(24) hour care and supervision to Residents, as well as administrative and support service personnel for the overall operation of the Facility as more fully described in Article 5 or this Agreement, and in the attached EXHIBIT 5, STAFFING PATTERN. Prior to employment with Contractor, applicants will be subjected to a thorough background check including criminal, medical, and employment history.

     (a) The use of part-time supervisor(s) of Direct Care Workers is prohibited.

     (b) Contractor will maintain a file containing job descriptions and standards of performance for each position contained within the Staffing Pattern.

     (c) Facility staffing pattern will, at a minimum include the position types and numbers found in Article 5 generally, and specifically the Operational Plan and the Minimum Staffing Ratios as set forth in this Agreement, and shall be listed in EXHIBIT 5, "STAFFING PATTERN," attached hereto and incorporated by reference.

     (d) Contractor will maintain employee personnel files on site which shall contain, without limitation, the following: service records, any correctional officer certifications, official transcripts showing degree conferred or other qualifying data, employee evaluations and background checks. Employee personnel files shall be provided for audit or investigative purposes.

     (e) Contractor shall not hire any individual who intends to maintain concurrent employment with the Nevada Department of Prisons, the Department of Human Resources or the Southern Nevada Women's Correctional Facility operated by Corrections Corporation of America either as an employee or under contract service.

     (f) Contractor shall not hire any individual with any record of a felony conviction.

     (g) The selection or change of the top managers (director of assistant director(s)) of the Facility must be prior approved by the State.

     (h) All employees must have annual physical examinations, and TB and Hepatitis B tests are mandatory.

     (i) Contractor shall maintain policies and procedures for maintaining a drug fee workplace.

Section 6.3  TRAINING. Contractor will provide for employees training programs
             --------
as follows:

     (a) Contractor will provide a minimum of one hundred sixty (160) hours of pre-service training to all Critical Post security positions and supervisors of Direct Care Workers, and a system of continuing training consistent with the Contractor's proposal, as amended.

     (b) Contractor will provide a minimum of forty (40) hours of pre-service training for medical/professional, administration, management, and other supervisors, and a system of continuing training consistent with the Contractor's proposal, as amended.

     (c) Contractor will provide a minimum of twenty-four (24) hours of in-service training to all support staff for each calendar year they are employed beyond the initial year of employment.

     (d) Training Curriculum: All positions must be able to understand the mission and goals of the Facility, the operational regulations governing the Facility and the specific responsibilities of the job being performed. Direct case workers must receive instruction in, at a minimum: Use of force and self defense tactics; Key control; Suicide prevention; Counseling techniques; Use of positive reinforcement in behavior management; Disciplinary and grievance procedures; CPR and First Aid; Effects of medications or drug withdrawal; Effective techniques for staff-Resident interaction; All policies and procedures for the Facility; and, Crisis intervention and de-escalation techniques.

Section 6.4  VACANCIES. It is understood by the parties that vacancies will
             ---------
occur from time to time in staff positions required by the Staffing Pattern. For purposes of this Agreement, a vacancy is defined to occur when the employee assigned to that position has been terminated, resigned or is reassigned to another position, and no other qualified person is available to perform the duties of that position. Contractor will notify the State Monitor in writing within three (3) days of the date any position becomes vacant, and will fill any vacant position with a qualified individual within thirty (30) days after the vacancy occurs.

     (a) If a Critical Post position is vacant for any whole or part of a shift, the Contractor shall pay or the Minimum Contractor Payment may, at the sole discretion of the State, be reduced by an amount equal to three (3) times the monthly base wage for that position for each shift, or part of a shift, the position is vacant.

     (b) In addition to the above, in the event that the minimum staffing ratio is not met on any shift, the Contractor may be required to pay or the Minimum Contractor Payment may, at the sole discretion of the State, be reduced by Five Hundred Dollars ($500.00) per day. The penalty may be increased by the same amount for each consecutive day in which the same ratio continues to not be met. The State reserves the right to impose or waive any such penalty payment. Waiver must be in writing. The failure to impose shall not be construed as a waiver.

     (c) Staffing Ratio Report: With each billing, a staffing report of the prior billing period shall be submitted showing the required identification of Residents, staff positions, contracted ratios, the actual staffing and any resulting Contractor Minimum Payment reductions that the State may exercise (see also Section 8.3).

Section 6.5  SUBCONTRACTS AND ASSIGNMENT.  Contractor may subcontract for the
             ---------------------------
provision of specific services set out herein such as maintenance, grounds care, medical services, etc., but will not subcontract for the overall management of the Facility. Builder may subcontract construction work in a manner reasonable and customary to the industry. Contractor and Builder may not assign this Contract without the prior written consent of the Director of the DOA. Contractor and Builder shall remain responsible for their subcontractors including payment to same.

Section 6.6  USE OF FORCE. Deadly force is not anticipated to be necessary for
             ------------
the Resident population. The use of force shall be permitted only to the extent it is addressed in the approved policies and procedures of the Facility as set forth in the Operational Plan.

Section 6.7  LIMITED RIGHT TO EMPLOY. In anticipation of completion or
             -----------------------
termination of the Management Agreement, the State or its subsequent Facility management contractor is authorized to seek to employ, recruit or employ any Contractor employee, agent or subcontractor in any way connected with the operation or management of the Facility and Contractor hereby waives any claims to consideration or damages. However, during the term of this Agreement, both parties agree that they will not actively recruit or seek to employ each other's employees, agents or subcontractors without consent. In the event that the Contractor does so employ without consent, it shall pay the DOA Two Thousand Five Hundred Dollars ($2,500.00) per employment. The payment may be waived by the DOA in writing.

                                   ARTICLE 7
                               CONTRACT MONITORS
                               -----------------

Section 7.1  CONTRACT MONITOR. The State will provide a Contract Monitor, paid
             ----------------
for by Contractor, who will enjoy the following rights and duties:

     (a) Monitor Contractor's compliance with this Contract by observation, interviewing, reviewing Facility records, Resident files, budget documents and attending selected meetings, staffing or hearings. The Monitor will act as the State's liaison with the Contractor, and will report to the DOA Director or his designee. The Contractor will permit the Contract Monitor to interview Residents and staff, and inspect the Facility and all records at any time;

     (b) Review and make recommendations to the State regarding classification decisions (including transfers to or from the Facility);

     (c) Review decisions by the Facility Administrator regarding Resident disciplinary appeals and grievances to make recommendations to the State whether the Contractor's procedures and decisions are in compliance with the Standards and terms of this Contract;

     (d) Contractor will provide all RFP requirements and will pay to DOA FOUR THOUSAND EIGHT HUNDRED DOLLARS ($4,800.00) PER MONTH for payment by the State to the Contract Monitor as consideration for the services. This amount may be increased at the discretion of the DOA at any inflation adjustment period consistent with Section 8.4 timing and percentage amount if the Monitor is an independent contractor, or if Monitor is a State employee, any increases otherwise approved for State employees. Nonpayment will be subject to set-off from payments made under the Management Agreement; and

     (e) Contractor agrees that the Contract Monitor has no authority, actual or apparent, to approve, advise or direct the conduct, policies or procedures of the Contractor or the performance of its employees or agents. The Contract Monitor shall have no duty under this Agreement to the Contractor, its employees or agents, or Residents, to personally intervene in any circumstance that may be observed in the course and scope of audit duties.

     (f) On the first day of each month Contractor shall provide a personnel roster of all full- and part-time employees and subcontractor employees which include at a minimum:

                (1) name
                (2) position number
                (3) position title
                (4) hire date
                (5) assignment
                (6) percent of full-time equivalents (FTE)

     (g) Further, once per month the roster shall include a master staffing report indicating the Facility's staffing pattern as well as actual assignment of Posts and duties.

Section 7.2 CONSTRUCTION MONITOR ROLE. The State will provide a Construction Contract Monitor, paid for by the Builder as part of the cost of construction, who will be contracted, employed or appointed during the design and construction period prior to the Facility opening. The Section 7.1 Contract Monitor will not be charged to the Contractor until 60 days prior to the anticipated SCD under this Agreement. The Construction Monitor will enjoy the following rights and duties:

     (a) Perform a quality assurance function to ensure that the construction is being done in accordance with the provided plans and specifications. The Construction Monitor will have the authority to stop any further draws against construction funds until, in the judgment of the State, the reason for stopping draws has been resolved.

     (b) To act as liaison between the Builder, Contractor and the State and State Public Works Board.

     (c) Upon the effective date of this Agreement, Builder shall pay to DOA FOUR THOUSAND EIGHT HUNDRED DOLLARS ($4,800.00) PER MONTH for the duration of construction, which shall be deemed to end upon the Services Commencement Date, for payment of such services. Nonpayment will be subject to set-off against any construction draw payments.

     (d) The Construction Monitor shall review and approve all plans prior to construction.

     (e) The Construction Monitor must review and approve all as-built plans to be provided to the State on electronic media and one (1) copy of sepia.

     (f) The State Public Works Board acts as the building official for the State and in addition to any necessary local government approvals will certify by Certificate of Occupancy upon satisfactory completion and prior to every occupancy.

                                   ARTICLE 8
                         COMPENSATION AND ADJUSTMENTS
                         ----------------------------

Section 8.0  START-UP PERIOD. Except as otherwise provided in Section 3.3 there
             ---------------
will be no other payment obligation or the duty to pay the Per Diem Rate during the Start-Up Period.

Section 8.1  PER DIEM RATE. The payment for services under the Management
             -------------
Agreement in the first period following the SCD under this Agreement shall be ONE HUNDRED TWENTY AND 49/100 ($120.49) PER RESIDENT DAY. (See Section 5.2 for an alternative per diem per Resident formula regarding limited circumstances of Contractor initiated agreements for Residents from other jurisdictions.)

The original Per Diem Rate is a negotiated number that is based upon a first contract year baseline operating budget as presented by the Contractor. That base budget shall be incorporated into this Agreement as EXHIBIT 6, BASELINE OPERATING BUDGET.

Section 8.2  PAYMENT. The State will pay by wire transfer from any immediately
             -------
available funds to a depository to be designated by Contractor a rate per Resident for each Resident Day a Resident is assigned to the Facility operated by Contractor as follows in Sections 8.2 through 8.6.

Section 8.3  BILLING. Contractor will bill the State for each calendar month,
             -------
one (1) calendar month in arrears, for the Minimum Contractor Payment, including on the invoice the names, identification numbers of Residents assigned and calendar days in which the Resident was assigned to the Facility and the prior months staffing ratio report (Section 6.4). The State will pay such invoice within thirty (30) days after receipt of invoice by wire transfer to a depository to be designated by Contractor.

If the amount to be paid to Contractor is disputed by the State, then the State, on or before the date the invoice is payable, will advise Contractor of the basis for the dispute and, in the manner provided above, pay the amount of such invoice which is not in dispute. If the parties cannot resolve the dispute within thirty (30) days of such advice, either party may initiate dispute resolution as provided herein.

Section 8.4  PER DIEM INFLATION ADJUSTMENTS. All subsequent inflation
             ------------------------------
adjustments to the Per Diem Rate shall be based upon the first Contract year Per Diem Rate as defined in this Agreement generally and specifically in this Article.

Beginning with the second Fiscal Year following SCD, and each subsequent Fiscal Year thereafter, an inflation adjustment will be automatically budgeted by the DOA to the previous year's Per Diem Rate as follows:

     (a) Adjustment by the product of the current PER DIEM RATE TIMES (X) ONE AND ONE HALF PERCENT (1.5%).

     (b) This adjustment figure shall appear in the DOA's proposed budget for each Biennium during the Agreement's Term. The budget process shall be for the entire Biennium, with the intention of obtaining two (2) separate legislatively approved fiscal year adjustments.

     (c) All automatic adjustments to the Per Diem Rate shall be conditioned upon the timing and sufficiency of appropriation by the State Legislature for this purpose.

Section 8.5  COMPENSATION FOR ADDITIONAL SERVICES. DOA recognizes that
             ------------------------------------
Contractor has entered into the Management Agreement and has offered to furnish the Operation and Management Services hereunder based upon the Standards in effect as of the effective date of the Management Agreement. If there are material or extraordinary changes not otherwise due to practices by Contractor at less than Standards or duties, which changes are as a result of changes in Standards, generally applicable to the State and which necessitate a change in the scope of services furnished by the Contractor so as to demonstrably increase the annualized cost of operating and managing the Facility, then the Contractor shall be entitled to solicit negotiations, at the same time for determining a Per Diem Rate inflation adjustment, for extra compensation for the Additional Services required, which compensation may be provided pursuant to an amendment to this Agreement so long as the Additional Services are within the scope of the request for proposal and the increased compensation is within appropriated funding limits.

The Contractor shall request in writing, together with such supporting documentation or information as the State may reasonably request, the additional compensation Contractor desires to offset Contractor's increase in costs for furnishing the Additional Services because of any such change. The State shall review the request and the DOA will decide if additional payment is justified. If the DOA agrees then a Contract Amendment will be made for Board of Examiner's required approval.

Section 8.6  FAILURE TO AGREE ON COMPENSATION FOR ADDITIONAL SERVICES. If the
             --------------------------------------------------------
parties cannot agree on compensation for Additional Services within sixty (60) days of the date Contractor requests such services, the State and Contractor may initiate resolution through dispute resolution procedures provided in this Agreement.

Section 8.7  UTILITIES. Contractor will pay all utility charges (i.e. electric,
             ---------
water, natural gas, sewer, phone, garbage, etc.).

Section 8.8  PERFORMANCE BOND. In addition to Builder's Construction Performance
             ----------------
Bond, as set forth in the Insurance Schedule in Section 9.2, Contractor will provide a Management Agreement Performance Bond throughout the term of this Contract. Builder will deliver the Construction Performance Bond to the Director of DOA in a reasonable time following the approval of this Contract by the Board of Examiners, but no later than ten (10) days prior to the scheduled sale of Section 3.4 Securities. The Management Agreement Performance bond shall be delivered within ten (10) days of the Services Commencement Date. The terms and conditions of the bond must be approved by the Risk Management Division of the Department of Administration, and such approval will be a condition precedent to this Contract taking effect. The Bond shall be subject to demand by the DOA with a written notice of default or breach under the terms set forth in Article 10 of this Agreement.

Section 8.9   FISCAL MANAGEMENT. Builder and Contractor will provide accounting
              -----------------
procedures which conform to Generally Accepted Accounting Procedures ("GAAP"). DOA may audit the Facility's fiscal accounts at any time.

                                   ARTICLE 9
                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

Section 9.1   INDEMNIFICATION. Except only in the case of the sole negligence of
              ---------------
the State, severally Builder and Contractor will indemnify, defend, not excluding the State's right to participate, and hold the State, the Corporation and their respective officers, employees, agents, representatives (including attorneys, state officials and immune contractors under NRS 41.0307(3)) and volunteers, in their official and individual capacity, harmless from and against any and all claims (including, without limitation, all civil rights claims), demands, causes of action at law or equity, losses, costs and expenses (including attorney's fees and court costs) incurred as a result of this Agreement.

The Builder or Contractor and DOA will agree to cooperate in defending claims filed against both parties or their employees.

The right to indemnification provided by this subsection will be in addition to, and not in lieu of, any other remedy otherwise available to the State. The provisions of this indemnification section shall not be construed to deny the State of the benefits of any NRS Chapter 41 limitations to its exposure to liability or damages.

In the event that the State or the DOA is not fully indemnified as required by this Agreement, in addition to any other remedies set forth in this Agreement, the DOA may set-off against any moneys owed to Builder or Contractor, as appropriate, including without limitation any Minimum Contractor Payment or otherwise claim the same as damages including statutory interest.

Section 9.2   INSURANCE. Unless expressly waived in writing by the State,
              ---------
Builder and Contractor, as independent contractors and not employees of the State, must provide policies of insurance in amounts set forth in this Insurance Schedule and pay all taxes and fees incident hereunto. The State and the Corporation shall have no liability except as specifically provided in the Contract.

Builder or Contractor shall not commence work before:

     1. Builder or Contractor have provided the required evidence of insurance to the Risk Management Division, and

     2. The State has approved the insurance policies provided by the Builder or Contractor.

Prior approval of the insurance policies by the State's Risk Management Division shall be a condition precedent to the effective date of this contract and the State's approval of any changes to insurance coverage during the course of performance shall constitute an ongoing condition subsequent this contract.

Insurance Coverages: The Builder and Contractor shall, at their sole expense, procure, maintain and keep in force for the duration of the contract the following insurance conforming to the minimum requirements set forth below. Unless specifically specified herein or otherwise agreed to by the State, the required insurance shall be in effect prior to the commencement of work by the Builder or Contractor and shall continue in force until the latter of:

     1. Final acceptance by the State of the completion of this Contract; or

     2. Such time as the insurance is no longer required by the State under the terms of this Agreement.

Any insurance or self-insurance available to the State shall be excess of and non-contributing with any insurance required from Builder or Contractor. All insurance policies shall apply on a primary basis.

Until such time as the insurance is no longer required by the State, Builder and Contractor shall provide the State with renewal or replacement evidence of insurance no less than thirty (30) days before the expiration or replacement of the required insurance. If at any time during the period when insurance is required by the Contract, an insurer or surety shall fail to comply with the requirements of this Contract, as soon as Builder or Contractor has knowledge of any such failure, Builder and Contractor shall immediately notify the State and immediately replace such insurance or bond with an insurer meeting the requirements.

                                    BUILDER


Builder shall cause each subcontractor to purchase and maintain insurance of the type specified below. When requested by the State, Builder shall furnish copies of certificates of insurance evidencing coverage for each subcontractor.

WORKERS' COMPENSATION AND EMPLOYER'S LIABILITY INSURANCE
--------------------------------------------------------

     1) Proof of compliance with the provisions of Nevada Revised Statutes, Chapter 616 and all other related chapters or as required by laws of the state of domicile of the contractor.

     2) Non-Nevada contractors must include evidence of Employer's Liability Insurance with their Workers' Compensation insurance.

     3) Nevada contractors and certified self-insured contractors must evidence Employers' Liability coverage as part of their General Liability insurance.

COMMERCIAL GENERAL LIABILITY INSURANCE
--------------------------------------

     1) Minimum Limits required:
          $30,000,000   General Aggregate
          $30,000,000   Products & Completed Operations Aggregate
          $1,000,000    Personal and Advertising Injury
          $15,000,000   Each Occurrence
          $1,000,000    Employer's Liability (for Nevada & self-insured
                        employers only)

     2) Separate General Aggregate limit shall apply to this project

     3) Coverage for Builder, and the State and the Corporation, as additional insureds, shall be on an occurrence basis and shall be at least as broad as ISO 1996 form CG 00 01 (or a substitute form providing equivalent coverage); and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury, and liability assumed under an insured contract (including the tort liability of another assumed in a business contract).

     4) There shall be no endorsement or modification limiting the scope of coverage for liability arising from explosion, collapse, underground property damage, or employment-related practices.

     5) Builder shall maintain Commercial General Liability and, if necessary, Umbrella Liability insurance with a limit of not less than $10,000,000 each occurrence for at lease three (3) years following substantial completion of the work.

BUSINESS AUTOMOBILE LIABILITY INSURANCE
---------------------------------------

     1) Minimum Limit required: $ 1,000,000 Each Occurrence with a $10,000,000 umbrella for bodily injury and property damage.

     2) Coverage shall be for "any auto" (including owned, non-owned and hired vehicles). The policy shall be written on ISO form CA 00 01 or a substitute providing equivalent liability coverage. If necessary, the policy shall be endorsed to provide contractual liability coverage.

UMBRELLA OR EXCESS LIABILITY INSURANCE
--------------------------------------

     1) May be used to achieve the above minimum liability limits.

     2) If the policy contains an aggregate limit, a separate General Aggregate limit shall apply to this.

PERFORMANCE & PAYMENT BOND
--------------------------

Bond penalty required: 100% of the amount of the construction contract or purchase price of the Facility less the cost of developed land, whichever is the greater amount.

The Builder shall submit a post maintenance warranty bond or a letter from surety that guarantees the work for the warranty period but for not less than one year.

BUILDERS RISK INSURANCE
-----------------------

Minimum amount: $ 100% of the Total Amount of the Contract, less land value.

Prior to the start of the work, Builder shall purchase and maintain Builders Risk insurance on the entire work at its replacement cost. Such insurance shall be written on a completed value form and in an amount equal to the Total Amount of the Contract, less the land value, subject to subsequent modifications of the Contract sum, if any. The "work" shall mean the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Builder to fulfill the Builder's obligations.

     (1) The insurance shall cover the entire work specified in this Contract, plus reasonable compensation for architect's services and expenses made necessary by an insured loss. Insured property shall include portions of the work located away from the site but intended for use at the site and shall also cover portions of the work in transit. The policy shall include as insured property scaffolding, falsework, and temporary buildings located at the site. The policy shall cover the cost of removing debris, including demolition which may be legally necessary by the operation of any law, ordinance or regulation.

     (2) The insurance shall be written to cover all risks of physical loss including collapse, testing, flood and earthquake.

     (3) The insurance shall name as insureds the State of Nevada, the Corporation, the Builder and all subcontractors and sub-subcontractors in the work.

     (4) Payment of an applicable deductible shall be the responsibility of the insured making the claim. However, if the insured making the claim is the State or the Corporation, payment of the deductible shall be the Builder's responsibility.

     (5) Builders Risk insurance shall be maintained in effect, unless otherwise provided for in the contract documents, until The Service Commencement Date or the Occupancy Date on the Building Permit, whichever is later.

     If the State or the Corporation is damaged by the failure of the Builder to maintain required Builders Risk insurance, then the Builder shall bear all reasonable costs properly attributable to that failure.

     (6) Waiver of Subrogation. The State, the Corporation, and the Builder waive all rights against each other and each of their subcontractors, sub-subcontractors, officers, agents, employees and immune contractors for recovery for damages caused by perils to the extent covered by the Builders Risk insurance or any other property insurance applicable to the work.

     (7) Partial Occupancy Partial occupancy or use of the work shall not commence until the insurance company or companies providing Builders Risk insurance have consented to such partial occupancy or use. The State, the Corporation, and the Builder shall take reasonable steps to obtain consent of the insurance company (ies) and agree to take no action, other than upon mutual written consent, with respect to occupancy or use of the work that could lead to cancellation, lapse, or reduction of insurance.

     (8) Builder's and subcontractors' tools, equipment and machinery not destined to become part of the structure, if excluded from coverage in the Builders Risk insurance policy, is Builder's responsibility to insure. It is expressly understood and agreed that the State shall have no responsibility therefore.

BOILER & MACHINERY INSURANCE
----------------------------

Builder shall purchase and maintain Boiler & Machinery insurance, on a replacement cost basis, in a minimum amount equal to the Builder's Risk insurance, covering objects during installation and until final acceptance by the State.

     (1) If the Boiler & Machinery insurer is other than the Builders Risk insurance company, a joint loss agreement between the insurers is required.

     (2) The insurance shall name as insureds the State of Nevada, the Corporation, the Builder and all subcontractors and sub-subcontractors in the work.

     (3) Waiver of Subrogation. The State, the Corporation, and the Builder waive all rights against each other and each of their subcontractors, sub-subcontractors, officers, agents, employees and immune contractors for recovery for damages caused by perils to the extent covered by the Boiler & Machinery insurance or any other property insurance applicable to the work.

                             MANAGEMENT CONTRACTOR

WORKERS' COMPENSATION AND EMPLOYER'S LIABILITY INSURANCE
--------------------------------------------------------

     1) Proof of compliance with the provisions of Nevada Revised Statutes, Chapter 616 and all other related chapters or as required by laws of the state of domicile of the contractor.

     2) Non-Nevada contractors must include evidence of Employer's Liability Insurance with their Workers' Compensation insurance.

     3) Nevada contractors and certified self-insured contractors must evidence Employers' Liability coverage as part of their General Liability insurance.

COMMERCIAL GENERAL LIABILITY INSURANCE
--------------------------------------

     1) Minimum Limits required:
     $25,000,000  General Aggregate
     $10,000,000  Products & Completed Operations Aggregate
     $10,000,000  Personal and Advertising Injury
     $10,000,000  Each Occurrence
     $1,000,000   Employer's Liability (for Nevada & self-insured
                  employers only)

     2) A separate General Aggregate limit shall apply to this project

     3) Coverage shall be on an occurrence basis and shall be at least as broad as ISO 1996 form CG 00 01 (or a substitute form providing equivalent coverage); and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury, and liability assumed under an insured contract (including the tort liability of another assumed in a business contract). It shall include also, without limitation, civil lawsuits and claims by Residents, Title VII Federal actions, lawful intentional acts (deliberate indifference), unintentional or negligent violations of law, and intentional acts constituting violations of civil rights and any other liability resulting from all facility operations under this Management Agreement.

     4) The policy shall not exclude coverage for AIDS/HIV or coverage for physicians and psychiatrists employee of the Contractor.

     5) The War Exclusion does not include riots at a prison setting.

Contractor shall require any independent contractor physicians and psychiatrists to provide for their own professional liability coverage that also provides for the same coverage with minimum limits of not less than $ 1,000,000 per person and annual aggregate.

BUSINESS AUTOMOBILE LIABILITY INSURANCE
---------------------------------------

     1) Minimum Limit required: $10,000,000 Each Occurrence for bodily injury and property damage.

     2) Coverage shall be for "any auto" (including owned, non-owned and hired vehicles).

     3) The policy shall be written on ISO form CA 00 01 or a substitute providing equivalent liability coverage. If necessary, the policy shall be endorsed to provide contractual liability coverage.

PROFESSIONAL LIABILITY INSURANCE
--------------------------------

     1) Minimum Limit required: $ 10,000,000 Each Incident/Claim.

     2) Retroactive date: Prior to commencement of the performance of the contract.

     3) Discovery period: Three (3) years after termination date of contract.

     4) The coverage afforded by this policy shall apply to acts or omissions of all personnel providing residents with services, including without limitation, malpractice for medical, dental, optometry, ophthalmology, psychology and psychiatry.

     5) The policy shall not exclude coverage for AIDS/HIV.

     6) A certified copy of this policy is required.

UMBRELLA OR EXCESS LIABILITY INSURANCE
--------------------------------------

     1) May be used to achieve the above minimum liability limits.

     2) Non-Nevada contractors must include evidence of Employer's Liability Insurance with their Workers' Compensation insurance.

     3) Nevada contractors and certified self-insured contractors must evidence Employers' Liability coverage as part of their General Liability insurance.

PERFORMANCE BOND
----------------

Bond penalty required: $5,000,000.00

COMMERCIAL PROPERTY & BUSINESS INTERRUPTION INSURANCE
-----------------------------------------------------

While the State reserves the right to insure for this exposure, if specified as required in the Insurance Schedule, Contractor shall maintain for the duration of the lease Commercial Property & Business Interruption insurance-

     Minimum amount: 100% of the replacement cost of the Facility, including equipment, fixtures, furnishings, improvements and betterments.

     (1) Prior to the Services Commencement Date, Management Contractor shall procure Commercial Property Insurance on a form providing coverage for all risk perils including flood and earthquake and contain an agreed amount endorsement.

     (2) The policy, on ISO form CP10 30 or equivalent, shall include Business Interruption, Extra Expense and Expediting Expense coverages and be on an actual loss sustained basis, including payroll coverage.

     (3) All sublimits, if any, shall be shown on the certificate of insurance.

     (4) The War Exclusion does not include riots at a prison setting.

     (5) During the term of the lease agreement, the Facility's insured value shall be adjusted at each contract anniversary, using an insurance industry indices acceptable to the Lessor, to reflect its adjusted 100% replacement cost.

     (6) In no event shall landlord be liable for any damage to or loss of personal property sustained by tenant, whether or not it is insured, even if such loss is caused by the negligence of landlord.

BOILER & MACHINERY INSURANCE
----------------------------

Contractor shall purchase and maintain Boiler & Machinery insurance, on a replacement cost basis, in an amount equal to the 100% replacement cost of the Facility insurance covering all direct and indirect losses and including Extra Expense and Expediting Expense coverage.

     (1) If the Boiler & Machinery insurer is other than the Commercial Property insurance company, a written, joint loss agreement between the insurers is required.

     (2) All sublimits, if any, shall be shown on the certificate of insurance.

Waiver of Subrogation. Landlord and tenant hereby waive any recovery of damages against each other (including their employees, officers, directors, agents or representatives) for loss or damage to the building, tenant improvements and betterments, fixtures, equipment, and any other personal property to the extent covered by the commercial property insurance or boiler and Machinery insurance required above.

Any deductible applicable to the commercial property, business interruption or boiler and machinery insurance purchased in compliance with this paragraph shall be approved by landlord, and tenant shall pay to landlord any amount in excess of not insured because of the deductible.

Property Deductibles: Any deductible applicable to the commercial property, business interruption or boiler and machinery insurance purchased in compliance with the requirements above shall be approved by landlord, and tenant shall pay to landlord any amount in excess of not insured because of the deductible.

GENERAL REQUIREMENTS (Builder and Management Contractor):
---------------------------------------------------------

A. Additional Insured: The State of Nevada, Department of Administration, the Corporation (a non-profit corporation), their officers, employees and immune contractors as defined in NRS 41.0307 and the Trust Indenture and its Trustee shall be named as additional insureds by endorsement to all liability policies except Employers Liability and Professional Liability, evidenced by Contractor.

The State of Nevada, Department of Administration, the Corporation (a non-profit corporation), and the Trust Indenture and its Trustee shall be named as additional insureds and loss payees on by endorsement to all property insurance policies.

B. Waiver of Subrogation: Each liability insurance policy and workers' compensation policy shall provide for a waiver of subrogation as to all additional insureds.

C. Cross-Liability: If liability policies do not contain the standard ISO separation of insureds provision, or a substantially similar clause, they shall endorsed to provide cross-liability coverage.

D. Deductibles and Self-Insured Retentions: Insurance maintained by Builder or Contractor shall apply on a first dollar basis without application of a deductible or self-insured retention unless otherwise specifically agreed to by the State. Such approval shall not relieve Builder or Contractor from the obligation to pay any deductible or self-insured retention. Any deductible or self-insured retention shall not exceed $5,000 per occurrence for Builder and $50,000 per occurrence for Contractor, unless otherwise approved by the Risk Management Division.

E. Policy Cancellation: Except for ten days notice for non-payment of premium, each insurance policy shall be endorsed to state that;

     1) Without sixty (60) days prior written notice to the State of Nevada, the policy shall not be canceled, non-renewed or coverage and /or limits reduced or materially altered, and

     2) Further provide that notices required by this paragraph shall be sent by certified mailed to the address shown below.

F. Approved Insurer: Each insurance policy shall be:
   ----------------

     1) Issued by insurance companies authorized to do business in the State of Nevada or approved surplus lines insurers acceptable to the Agency and having agents in Nevada upon whom service of process may be made, and

     2) Are currently rated by A.M. Best as "A-VII" or better.

EVIDENCE OF INSURANCE (BUILDER AND MANAGEMENT CONTRACTOR):
----------------------------------------------------------

A. Prior to the start of any Work, Builder and Contractor must provide the following documents to the State:

     1) Certificate of Insurance: The Acord 25 Certificate of Insurance form or
        ------------------------
     a form substantially similar must be submitted to the State to evidence the insurance policies and coverages required of Builder or Contractor. The wording, ". . . endeavor to . . ." ". . . but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives," or any similar language with respect to cancellation shall be deleted.

     Qualified self-insurers of statutory Workers' Compensation insurance shall provide a copy of their certification.

     2) Additional Insured Endorsement: An original Additional Insured
        ------------------------------
     Endorsement (ISO be submitted to the State form CG20 10 11 85), signed by an authorized insurance company representative, must to evidence the endorsement of the State and the Corporation as additional insureds per General Requirements, A. above.

     3) Best Rating: A copy of the most current A. M. Best rating for each
        -----------
     company affording coverage must accompany the insurance documents.

     4) Schedule of Underlying Insurance Policies: If Umbrella or Excess policy
        -----------------------------------------
     is evidenced to comply with minimum limits, provide a copy of the Underlyer Schedule from the insurance policy.

B. Review and Approval Documents in "A" above must be submitted for review and
   -------------------
approval by the State prior to any Work being performed by the Builder or Contractor. Neither approval by the State nor failure to disapprove the insurance furnished by the Builder or Contractor shall relieve the Builder or Contractor of their full responsibility to provide the insurance required by this Contract. Compliance with the insurance requirements of this Contract shall not limit the liability of the Builder or Contractor or its sub-contractors, employees or agents to the State or others, and shall be in addition to and not in lieu of any other remedy available to the State under this Contract or otherwise. The State reserves the right to request and review a copy of any required insurance policy or endorsement to assure compliance with these requirements.

Mail all required insurance documents to the Certificate Holder:

       State of Nevada
       c/o Risk Management Division
       Attention: K. Mariner
       400 West King Street, Suite 300
       Carson City, NV 89703

Subcontractor Coverage. Builder and Contractor shall include all subcontractors
-----------------------
as insured under its policies or shall furnish separate certificates and endorsements for each subcontractor. All coverages for subcontractors shall be subject to all the requirements previously stipulated

Section 9.3   SUBCONTRACTOR INSURANCE. Builder and Contractor will require all
              -----------------------
subcontractors to obtain, maintain and keep in force insurance coverage in accordance with accepted industry standards during the time they are engaged thereunder.

Section 9.4   DEFENSE/IMMUNITY. By entering into this Contract, State does not
              ----------------
waive its governmental immunity nor does Builder or Contractor or the State waive any immunity which may be extended to either by operation of law including limitation of damages. The liability of the State shall not be subject to punitive damages. Damages for any State Event of Default shall never exceed the amount of funds which have been appropriated, but not paid, for the fiscal year in existence at the time of the breach. Under NRS Chapter 41 generally, the State may be subject to limited liability. Under NRS 41.0321 specifically, the State and its agencies, officers, employees and immune contractors are immune from liability for Year 2000 computer system non-compliance.

Section 9.5   NOTICE OF CLAIMS. Within ten (10) working days after receipt of a
              ----------------
summons in any action by DOA or Builder or Contractor, or of any agent, employee or officer thereof, or within thirty (30) days of receipt by DOA or Builder or Contractor, or of any agent, employee or officer thereof, of notice of claim, DOA or Builder or Contractor, or any agent, employee or officer, will notify the other party in writing of the commencement thereof. The notice requirement is intended to ensure that defense of the claim is not harmed by failure to comply with the notice requirements. DOA's failure to comply with the notice requirements that is the proximate cause of a default judgment that cannot be set aside can result in Builder's or Contractor's refusal to indemnify DOA or any agent, employee or officer.

                                  ARTICLE 10
                            DEFAULT AND TERMINATION
                            -----------------------

Section 10.1  DEFAULT OR TERMINATION. Except as otherwise provided for in this
              ----------------------
Section, an Event of Default on the part of either party means the occurrence of any event described in Section 10.1(d) or (e) below. An Event of Default may be declared with or without a termination. Regardless of any default or termination of the Builder or Contractor, the obligations of the State and Corporation to
Section 3.4 Certificate holders shall remain unchanged.

     (a)  NOTICE. Unless otherwise provided in this section, any Event of
          ------
     Default or termination must be declared upon One Hundred Eighty (180) or more calendar days prior written notice by the Builder or Contractor or Sixty (60) or more calendar days prior written notice by the State and delivered by certified mail or by facsimile and regular mail or in person to the other party's designated representative.

     (b)  STATE TERMINATION WITHOUT CAUSE. The Construction Agreement or the
          -------------------------------
     Management Agreement may be terminated by mutual consent or unilaterally by any respective party without cause upon prior written notice as set forth in this Section.

     (c)  STATE NON-APPROPRIATION WITHOUT CAUSE. At the sole discretion of the
          -------------------------------------
     State, for cause or without cause, the Contractor's Management Agreement may be actively lobbied by the State for non-appropriation by the Legislature, or the State may lobby for appropriation to operate the Facility itself in lieu of independent contractor(s). In the event of an appropriation to operate the Facility with State employees, the DOA may terminate the Management Agreement at its sole discretion after written notice as set forth in this Section.

     (d)  STATE IMMEDIATE TERMINATION FOR CAUSE. The State may terminate at its
          -------------------------------------
     sole option any or all component parts of this Contract, and Builder or Contractor waives any and all claim(s) for damages, effective immediately without prior notice upon receipt of written notice by certified mail or in person, under the following conditions:

          (i) If for any reason the State's funding is not appropriated by the Nevada State Legislature and continued or budgeted at levels sufficient to allow for the purchase of the indicated quantity of services; or

          (ii) If any State or Federal statute is passed, modified, amended, repealed or interpreted by a State or Federal judicial or legislative authority in such a way that the work or services are no longer authorized or lawful for purchase.

(e)  CAUSE TERMINATION FOR AN EVENT OF DEFAULT. The relevant party's
     -----------------------------------------
     respective component part(s) of this Contract may be terminated by either party upon written notice of an Event of Default to the other relevant party as follows:

       (i) If the Builder's or Contractor's Event of Default is or results in a failure to provide or perform any of the conditions, work, deliverables, goods or services called for by this Contract within the time requirements specified herein or within any granted extension of those time requirements; or

       (ii) If the State's Event of Default constitutes a material breach of material duty under this Contract and any such breach substantially impairs the Builder's or Contractor's ability to perform; or

       (iii) If any State, County, City or Federal license, authorization, waiver, permit, qualification, certification or accreditation required by this Contract, statute, ordinance, law or regulation governing this Contract, or as covenanted herein, to be held by the Builder or Contractor to provide the services required by this Contract is for any reason denied, revoked, debarred, excluded, terminated, suspended, lapsed or not renewed; or

       (iv) If Builder or Contractor becomes insolvent, subject to receivership, or becomes voluntarily or involuntarily subject to the jurisdiction of the Bankruptcy Court; or

       (v) If it is found by the State that any bid collusion or quid pro quo or gratuities in the FORM OF MONEY, SERVICES, ENTERTAINMENT, GIFTS OR OTHER-WISE WERE OFFERED OR GIVEN by Builder or Contractor, or any agent or representative of Builder or Contractor, to any officer or employee of the State of Nevada with a view toward securing a contract or securing favorable treatment with respect to the awarding, extending or amending, or the making of any determination with respect to the performing of such contract;
             and

       (vi) Disputes between the builder and contractor regarding any collateral agreement(s) or contract(s) between the builder and contractor or any third party shall not constitute grounds for termination of this contract.

SECTION 10.2  TIME TO CURE. If any Event of Default of this Contract by either
              ------------
party remains uncured more than thirty (30) days (or a longer period if mutually agreed) after written notice thereof by the party asserting the breach to the party against which the breach is asserted, such condition may be a basis for termination; provided, however, if, within thirty (30) days (or a longer period if mutually agreed) after such notice, a substantial good faith effort to cure said breach has been undertaken by the party against which the breach has been asserted, said breach, at the sole discretion of the non-breaching party, may or may not be declared an Event of Default subject to termination. Any such discretion shall not be construed as a waiver of any eventual uncured breach.

Section 10.3  FORCE MAJEURE.  Neither party shall be deemed to be in violation
              -------------
of this Contract if it is prevented from performing any of its obligations hereunder for any defined reason (as Force Majeure is defined in Article 1, and separately defined in Section 3.4). In such an event the intervening cause must not be through the fault of the party asserting such an excuse, and the excused party is obligated to promptly perform in accordance with the terms of the Contract after the intervening causes ceases.

Section 10.4  REMEDY FOR DEFAULT OR TERMINATION. Upon an Event of Default or
              ---------------------------------
Termination by State of any respective party, Builder's or Contractor's sole remedy shall be to terminate their component part(s) of this Contract. Upon any such termination, Builder or Contractor will only be entitled to receive from State payment for all services satisfactorily furnished under this Contract up to and including the date of termination and no other damages may be claimed. The State's remedies as to Builder's or Contractor's respective Event of Default or Termination may without limitation also include at the sole discretion of the State an administration liquidated damage adjustment to compensation which shall be no greater than an amount equal to One Thousand Dollars ($1,000.00) per day for each day beyond the cure period in which Builder or Contractor is in breach or default. In the event of termination due to an Event of Default by Builder or Contractor, the State may assert a respective claim against the defaulting party for actual damages including, without limitation, attorney's fees and costs at a rate of One Hundred Twenty-Five Dollars ($125.00) per hour for State employed attorneys. Except as expressly limited in this Agreement the remedies are not exclusive, and are cumulative with all other remedies at law or equity as the law shall provide.

Section 10.5  WAIVER. No waiver or failure to assert any breach, default,
              ------
liquidated damages or any of the terms or conditions of this Contract shall be construed or held to be a waiver of that or of any other or subsequent event; nor will any waiver be valid or binding unless the same will be in writing and signed by the party alleged to have granted the waiver.

                                  ARTICLE 11
                                   DISPUTES
                                   --------

Section 11.1  DISPUTE RESOLUTION. Any issue of dispute between the parties
              ------------------
concerning any and all matters related to this Agreement will be resolved as follows:

  (a) Step 1: Negotiation in good faith by the parties with said negotiation
      ------
     period not to exceed thirty (30) days from the date notice is given by the party desiring negotiation unless a longer period is mutually agreed to by the parties. If negotiation does not result in a resolution, the parties may proceed to Step 2 set out herein.

     (b)  Step 2: Decision by the Director of DOA. The Director of DOA will have
          ------
          the final State decision in any dispuite arising out of this Agreement.

     (c)  Step 3: Either party may bring action for declaratory or breach in
          ------
          Nevada State District Court.

                                  ARTICLE 12
                                 MISCELLANEOUS
                                 -------------

Section 12.1  NON-DISCRIMINATION. No person on the grounds of disability, age,
              ------------------
race, color, creed, religion, gender or national origin will be excluded from participation in, or denied benefits of, or be otherwise subjected to discrimination in the performance of this Contract, or in the employment practices of the Builder or Contractor, respectively. Builder and Contractor, individually, and their subcontractors, shall comply with the terms, conditions and requirements of the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1990 and the Americans with Disabilities Act. The Builder or Contractor shall, upon request, show proof of such non-discrimination, and shall post in conspicuous places, available to all employees and applications, notices of such non-discrimination.

Section 12.2  BINDING NATURE. This Contract will not be binding upon the parties
              --------------
until and unless all conditions are satisfied and this Contract is approved and executed by the parties and the State Board of Examiners.

     (a) The parties hereto represent and warrant that the person executing this Agreement on behalf of each party has full power and authority to enter into this Agreement. Builder and Contractor acknowledge that as required by statute or State policy this Contract is effective only after approval by the State Board of Examiners and only for the period of time set forth in the Contract. Any services provided by Builder or Contractor before this Contract is effective or after it ceases to be effective are provided at the sole risk of the Builder or Contractor.

     (b) Contractor warrants that neither it nor its principals are presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this transaction by any federal department or agency.

Section 12.3  INVALIDITY AND SEVERABILITY. In the event that any provision of
              ---------------------------
this Contract will be held to be invalid, such provision will be null and void, the validity of the remaining provisions of this Contract will not in any way be affected thereby.

Section 12.4  PROHIBITION AGAINST ASSIGNMENT. It is hereby agreed by the parties
              ------------------------------
that Contractor may not assign or transfer this Contract or any interest in this Contract without the written agreement of the DOA.

Section 12.5  COUNTERPARTS. This Contract may be executed in multiple
              ------------
counterparts, each of which will be deemed to be an original and all of which will constitute one (1) Contract, notwithstanding that all parties are not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined, and the signature of any party to any counterpart will be deemed to be a signature too and may be appended to any other counterpart.

Section 12.6  INTERPRETATION. The headings contained in this Contract are for
              --------------
reference purposes only and will not affect the meaning or interpretation of this Contract.

Section 12.7  TERMINOLOGY AND DEFINITIONS. All personal pronouns used in this
              ---------------------------
Contract, whether used in the masculine, feminine, or neuter gender, will include all other genders; the singular will include the plural and the plural will include the singular. In construing the intent of a section, a section heading shall not be considered inconsistent with the actual text of the section being construed.

Section 12.8  VENUE. This Contract will be interpreted by the laws of the State
              -----
of Nevada, and Clark County will be the venue in the event any action is filed against the Builder or Contractor or the State by any third party.

Section 12.9  RELEASE. Builder and Contractor, upon final payment of the amount
              -------
due under this Contract, releases the State, its agencies, officers and employees from all liabilities, claims and obligations whatsoever arising from or under this Contract. Builder and Contractor agrees not to purport to bind State to any obligation not assumed herein by State unless Builder or Contractor has express written authority to do so, and then only within the strict limits of this authority.

Section 12.10 AMENDMENT. This Contract will not be altered, changed or amended
              ---------
except by instrument in writing executed by the parties hereto and approved by the State Board of Examiners.

Section 12.11 SCOPE OF CONTRACT. This Contract incorporates all the contracts,
              -----------------
covenants and understandings between the parties hereto concerning the subject matter hereof and all such covenants, contracts and understandings have been merged into this written Contract. No prior contract or understandings, verbal or otherwise, of the parties or their agents will be valid or enforceable unless embodied in this Contract.

Section 12.12 JURISDICTION. Any and all suits as between the parties to this
              ------------
Agreement for any and every breach of this Agreement shall be instituted and maintained in any court of competent jurisdiction in the State of Nevada.

Section 12.13 LAWS OF NEVADA. This Contract shall be governed and construed in
              ---------------
accordance with the laws of the State of Nevada.

Section 12.14 LIQUIDATED ADMINISTRATIVE ADJUSTMENTS. In addition to other non-
              -------------------------------------
exclusive administrative liquidated damages set forth elsewhere in this Agreement, for each incident of escape from custody or supervision, the Contractor agrees to pay an administrative cost adjustment to the DOA the sum of One Thousand Dollars ($1,000.00) per incident as a credit adjustment to the monthly operator payment. This and other liquidated damages set forth elsewhere in this Agreement shall not be construed as a waiver or satisfaction of any indemnification or liability otherwise required by this Agreement. For purposes of this section, an escape is defined as any unauthorized absence from the secure Facility, as well as from the supervision required by the Contractor or their representative. It does not include the "walk-away" status of Residents who escape from their employment, if any, in the public environment while assigned as community trustee Residents. However, to the extent that the services of local law enforcement or the State are utilized in re-capturing any escapee, Contractor shall reimburse the same for their costs.

Section 12.15  GOVERNMENT OBLIGATIONS. Builder and Contractor will be
               ----------------------
responsible to pay their respective taxes, assessments, fees, premiums, permits, licenses and any other government obligations required by law. Real property and personal property taxes are the responsibility of Contractor in accordance with NRS 361.157 and NRS 361.159. Builder and Contractor warrant that it has a valid business license. Builder and Contractor agree to be responsible for payment of any such government obligations not paid by itself for any reason, and for its subcontractors in relation to this Agreement. The State may set-off against consideration due for payment of any government obligation owed.

Section 12.16  NOTICES. All notices will be sent certified mail, return receipt
               -------
requested, to:

                 DOA: Director
                 Nevada Department of Administration
                 209 East Musser Street
                 Blasdel Building, room 200
                 Carson City, Nevada 89701
                 Phone: 702-687-4065
                 Facsimile: 702-687-3983

                 Builder:
                 Clark & Sullivan Constructors
                 905 Industrial Way
                 Sparks, Nevada 89431
                 Phone: 702-355-8500
                 Facsimile: 702-355-8063


                 Contractor:

                 Correctional Services Corporation
                 1819 Main Street, Suite 1000
                 Sarasota, Florida 34236
                 Phone: 914-953-9199
                 Facsimile: 914-953-9198

          IN WITNESS WHEREOF, intending to be legally bound, the parties have caused their authorized representative to execute this Contract.

NEVADA DEPARTMENT OF ADMINISTRATION:



BY:  /s/ John P. Comeaux                     DATE:  2/1/99
     _________________________________       ___________________
     John P. Comeaux, Director


*****************************************


NEVADA DEPARTMENT OF HUMAN RESOURCES:



BY:  /s/ Charlotte Crawford                  DATE:  1/28/99
     _________________________________       ___________________
     Charlotte Crawford, Director

*****************************************


CORRECTIONAL SERVICES CORPORATION,
MANAGEMENT CONTRACTOR:



BY:  /s/ James F. Slattery                   DATE:  1/29/99
     _________________________________       ___________________
     James F. Slattery, President


*****************************************

     IN WITNESS WHEREOF, the Corporation has executed the IP Agreement in its corporate name with its corporate seal hereunto affixed and attested by its duly authorized officers; and the State has caused the IP Agreement to be executed in its corporate name and the seal of the State affixed and attested by duly authorized officers thereof. All of the above are effective as of the date of approval of the State Board of Examiners.


CORPORATION, NEVADA REAL PROPERTY CORPORATION
A NEVADA NON-PROFIT CORPORATION:



BY:  /s/ Brian K. Krolicki                   DATE:    2/1/99
     _________________________________       ___________________


Its: President
     __________________________________


*****************************************

BUILDER, LICENSED CONTRACTOR DESIGN/BUILD TEAM:



By:  /s/ B. J. Sullivan                      By: /s/ James Broman
     _________________________________          _____________________
     B.J. Sullivan, President of                S. James Broman, President
     Clark & Sullivan Constructors              Rite of Passage, Inc.



DATE:      1-28-99                           DATE:    1.28/99
     _________________________________            _____________________



*****************************************

APPROVED AS TO FORM:

FRANKIE SUE DEL PAPA
Attorney General



BY:  /s/ Randall R. Munn                     DATE:    1/28/99
     _________________________________            ___________________
     Deputy Attorney General


***************************************


STATE BOARD OF EXAMINERS:



BY:  /s/ John P. Comeaux                     DATE:  2/2/99
     _________________________________            ___________________
     John P. Comeaux, Clerk

***************************************

                           EXHIBITS AND ATTACHMENTS

CONTRACT EXHIBITS

     Exhibit 1 - Updated Plans and Specifications

     Exhibit 2 - Legal Description and Title Insurance Policy

     Exhibit 3 - SCD Inventory

     Exhibit 4 - Operational Plan

     Exhibit 5 - Staffing Pattern

     Exhibit 6 - Baseline Operation Budget

     Exhibit 7 - Base Rentals and Purchase Option Price Schedule

     Exhibit 8 - Builder's Construction Draw Schedule

CONTRACT ATTACHMENTS

     Attachment A - Contractor's RFP Design/Build and Operations Proposal (Amendments and Best and Final Offer)

     Attachment B - Builder's Best and Final Offer

     Attachment C - RFP No. 1018 Amendments

     Attachment D - RFP No. 1018

     Attachment E - Indenture of Trust

                                                                       EXHIBIT 1


                       UPDATED PLANS AND SPECIFICATIONS

                                                                       EXHIBIT 2


                 LEGAL DESCRIPTION AND TITLE INSURANCE POLICY

                                                                       EXHIBIT 3


                                 SCD INVENTORY

                                                                       EXHIBIT 4



                               OPERATIONAL PLAN

                                                                       EXHIBIT 5



                               STAFFING PATTERN

                                                                       EXHIBIT 6



                           BASELINE OPERATING BUDGET

                                                                       EXHIBIT 7


                BASE RENTALS AND PURCHASE OPTION PRICE SCHEDULE

The Purchase Option Price is payable on July 1 or January 1 of the year indicated in an amount sufficient to discharge the State's obligation under the IP Agreement in accordance with the Indenture by payment of an amount sufficient to pay the principal of and interest on the Certificates to their maturity dates.


Base Payment Due / Base Principal / Component / Base Internet Component / Total Base Payments
     --------

                                                                       EXHIBIT 8


                     BUILDER'S CONSTRUCTION DRAW SCHEDULE

                                                                    Attachment A

             CONTRACTOR'S RFP DESIGN/BUILD AND OPERATIONS PROPOSAL
             -----------------------------------------------------
                     (AMENDMENTS AND BEST AND FINAL OFFER)
                      -----------------------------------

                                                                    Attachment B


                        BUILDER'S BEST AND FINAL OFFER
                        ------------------------------

                                                                    Attachment C


                            RFP NO. 1018 AMENDMENTS
                            -----------------------

                                                                    Attachment D


                                 RFP NO. 1018
                                 ------------

                                                                    Attachment E


                              INDENTURE OF TRUST
                              ------------------




                                       85